                                                                          [LOGO]

Merrill Lynch Bank USA

2007 Annual Report


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

Table of Contents

Report of Independent Registered Public Accounting Firm         2
Consolidated Financial Statements                             3-7
Consolidated Balance Sheets                                     3
Consolidated Statements of Earnings                             4
Consolidated Statements of Changes in Stockholder's Equity      5
Consolidated Statements of Cash Flows                         6-7
Notes to Consolidated Financial Statements                   8-56
Management's Report on Internal Controls and Compliance        57
Independent Accountants' Report                                58

                                        1


Report of Independent Registered Public                                   [LOGO]
Accounting Firm

To the Board of Directors and Stockholder of Merrill Lynch Bank USA:

We have audited the accompanying consolidated balance sheets of Merrill Lynch
Bank USA (a wholly owned subsidiary of Merrill Lynch & Co., Inc.) and its subsidiaries (collectively the "Bank") as of December 28, 2007 and December 29,
2006, and the related consolidated statements of earnings, changes in stockholder's equity and cash flows for each of the three years in the period ended December 28, 2007. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Merrill Lynch Bank USA and its subsidiaries at December 28, 2007 and December 29, 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 28, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, in 2007 the
Bank adopted Statement of Financial Accounting Standards No. 157, "FAIR VALUE
MEASUREMENT," Statement of Financial Accounting Standards No. 159, "THE FAIR
VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES - INCLUDING AN
AMENDMENT OF FASB STATEMENT NO. 115," and FASB Interpretation No. 48,
"ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENT
NO. 109," and in 2006 the Bank changed its method of accounting for share-based payments to conform to Statement of Financial Accounting Standards No. 123
(revised 2004), "SHARE-BASED PAYMENT".

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
February 29, 2008

                                                                       MEMBER OF
                                                        DELOITTE TOUCHE TOHMATSU

                                        2


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONSOLIDATED BALANCE SHEETS
December 28, 2007 and December 29, 2006

(Dollars in thousands, except per share amounts)       2007          2006
------------------------------------------------   -----------   -----------
ASSETS
   Cash and due from banks                         $   273,209   $   175,349
   Cash equivalents                                 12,700,000     3,043,000
   Trading assets (INCLUDES SECURITIES PLEDGED
      AS COLLATERAL THAT CAN BE SOLD                               1,760,324
      OR REPLEDGED OF $742,483 IN 2007 AND
      $0 IN 2006)                                      934,140
   Securities (INCLUDES SECURITIES PLEDGED AS
      COLLATERAL THAT CAN BE SOLD OR REPLEDGED
      OF $12,074,114 IN 2007 AND $4,230,402
      IN 2006)                                      24,973,661    23,288,311
   Loans and leases held for sale (INCLUDES
      $629,560 AT FAIR VALUE AT DECEMBER 28,
      2007)                                          2,008,802     2,293,305
   Loans and leases receivable                      21,599,453    24,350,940
   Allowance for loan and lease losses                (171,134)     (103,957)
                                                   -----------   -----------
   Loans and leases receivable, net                 21,428,319    24,246,983
   Accrued interest receivable                         178,531       217,500
   Property and equipment, net                          10,806         9,614
   Deferred income taxes, net                        1,510,964       305,772
   Derivative assets                                   164,590       101,336
   Investment in Federal Home Loan Bank                372,500       121,602
   Receivable from Parent and affiliates                51,421        36,827
   Assets of discontinued operations                12,979,714    11,382,838
   Other assets                                        566,192       228,822
                                                   -----------   -----------
Total assets                                       $78,152,849   $67,211,583
                                                   ===========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
   Interest-bearing deposits                       $56,355,311   $54,802,579
   Federal funds purchased and securities
      sold under agreements to repurchase
      (INCLUDES $689,687 AT FAIR VALUE AT
      DECEMBER 28, 2007)                             5,757,071     4,778,833
   Advances from the Federal Home Loan Bank          8,700,000            --
   Payable to Parent and affiliates                    138,257       292,938
   Current income taxes payable, net                   209,868       209,511
   Subordinated debt                                   500,000       500,000
   Liabilities of discontinued operations              451,452       494,404
   Other liabilities                                   597,988       477,570
                                                   -----------   -----------
      Total liabilities                             72,709,947    61,555,835
Stockholder's equity
   Preferred stock, 6% noncumulative, par
      value $1,000; 1,000,000 shares authorized,
      issued and outstanding                         1,000,000     1,000,000
   Common stock, par value $1; 1,000,000
      shares authorized, issued and outstanding          1,000         1,000
   Paid-in capital                                   3,477,681     2,427,681
   Retained earnings                                 2,211,027     2,227,359
   Accumulated other comprehensive loss,
      net of tax                                    (1,246,806)         (292)
                                                   -----------   -----------
      Total stockholder's equity                     5,442,902     5,655,748
                                                   -----------   -----------
Total liabilities and stockholder's equity         $78,152,849   $67,211,583
                                                   ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                        3

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CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS
For the Years December 28, 2007, December 29, 2006 and December 30, 2005

(Dollars in thousands)


                                                      2007         2006         2005
                                                   ----------   ----------   ----------
INTEREST INCOME:
Loans and leases receivable                        $1,675,384   $2,041,656   $1,609,742
Mortgage-backed and asset-backed securities         1,208,398      744,122      651,595
U.S. Treasury and government agency securities            389        7,182       15,507
Non-U.S. government and agency securities                  --        5,815       18,301
Corporate debt securities                             137,877      129,343       89,562
Trading assets                                         77,681       63,645       50,794
Federal funds sold, securities purchased under
   agreements to resell, and cash equivalents         241,254       79,396       32,949
                                                   ----------   ----------   ----------
   Total interest income                            3,340,983    3,071,159    2,468,450

INTEREST EXPENSE:
Deposits                                            1,407,523    1,408,479      943,486
Federal funds purchased and securities sold
   under agreements to repurchase                     204,568       38,994      105,274
Other borrowings                                      183,474       32,513       20,790
                                                   ----------   ----------   ----------
   Total interest expense                           1,795,565    1,479,986    1,069,550
                                                   ----------   ----------   ----------
Net interest income                                 1,545,418    1,591,173    1,398,900
Provision (recovery of prior provision) for loan
   and lease losses                                    66,557      (18,257)     114,195
                                                   ----------   ----------   ----------
Net interest income after provision (recovery
   of prior provision) for loan and lease losses    1,478,861    1,609,430    1,284,705

NONINTEREST INCOME:
Credit and banking fees                               460,733      388,684      338,922
Servicing and other fees, net                         323,236      325,647      275,041
Transfer service, registrar, subaccountant, and
   fiscal agent fees                                  289,865      272,213      255,178
Gains (losses) on nonhedging derivatives, net         214,253      (56,440)      31,232
Equity and partnership interests                       44,082       32,864       30,367
Trustee fees                                           37,726       35,787       33,515
Trading (losses) gains, net                           (35,505)      13,592       (1,153)
(Losses) gains on sales of securities, net            (53,853)      15,660       42,420
(Losses) gains on sale of loans, net                 (132,762)      20,935       24,852
Losses from liquidity asset purchase agreements      (459,342)          --           --
Losses on other-than-temporarily impaired
   securities                                        (567,905)          --           --
Other                                                  13,785       41,359       24,455
                                                   ----------   ----------   ----------
   Total noninterest income                           134,313    1,090,301    1,054,829

NONINTEREST EXPENSES:
Compensation and benefits                             138,160      329,426      250,164
Deposit administration fees                           133,515      138,568      135,168
Service fees to Parent and affiliates                 109,670       62,814       42,449
Provision (recovery of prior provision) for
   unfunded loan commitments                           57,013       (9,573)      50,170
Communications and technology                          53,868       62,765       60,251
Other                                                 107,289      108,789      121,706
                                                   ----------   ----------   ----------
   Total noninterest expenses                         599,515      692,789      659,908
EARNINGS FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                     1,013,659    2,006,942    1,679,626
   Income taxes                                       374,249      716,235      605,159
                                                   ----------   ----------   ----------
NET EARNINGS FROM CONTINUING OPERATIONS               639,410    1,290,707    1,074,467
                                                   ----------   ----------   ----------
DISCONTINUED OPERATIONS:
   Earnings from discontinued operations              540,569      441,383      314,910
   Income taxes                                       177,574      151,300      111,356
                                                   ----------   ----------   ----------
      Net earnings from discontinued operations       362,995      290,083      203,554
                                                   ----------   ----------   ----------
NET EARNINGS                                       $1,002,405   $1,580,790   $1,278,021
                                                   ==========   ==========   ==========


The accompanying notes are an integral part of these consolidated financial statements.

                                        4


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY For the Years Ended
December 28, 2007, December 29, 2006 and December 30, 2005

(Dollars in thousands)


                                                                                               ACCUMULATED
                                                                                                  OTHER          TOTAL
                                                   PREFERRED   COMMON   PAID-IN    RETAINED   COMPREHENSIVE  STOCKHOLDER'S
                                                     STOCK      STOCK   CAPITAL    EARNINGS   (LOSS) INCOME     EQUITY
                                                   ----------  ------  ----------  ----------  -------------  -------------
BALANCE, DECEMBER 31, 2004                         $1,000,000  $1,000  $2,367,681  $1,861,344  $    (5,335)     $5,224,690
Comprehensive income:
   Net earnings                                                                     1,278,021                    1,278,021
   Other comprehensive income:
   Net unrealized losses on securities
      (net of tax benefit of $1,772)                                                                (4,385)         (4,385)
   Deferred losses on cash flow hedges (net of
      tax benefit of $675 and reclassification
      of $3,866 of gains included in earnings)                                                      (1,081)         (1,081)
                                                                                                                ----------
   Total comprehensive income                                                                                    1,272,555
   Capital distribution resulting
      from an internal reorganization
      (Note 22)                                                                       (79,030)                     (79,030)
   Dividends declared                                                                (490,000)                    (490,000)
                                                   ----------  ------  ----------  ----------  -----------      ----------
BALANCE, DECEMBER 30, 2005                          1,000,000   1,000   2,367,681   2,570,335      (10,801)      5,928,215
Comprehensive income:
   Net earnings                                                                     1,580,790                    1,580,790
   Other comprehensive income:
   Net unrealized gains on securities
      (net of taxes of $9,215)                                                                      16,013          16,013
   Deferred losses on cash flow hedges (net of
      tax benefit of $3,523 and reclassification
      of  $1,304 of losses included in earnings)                                                    (5,504)         (5,504)
                                                                                                                ----------
   Total comprehensive income                                                                                    1,591,299
   Capital contribution from an affiliate                                  60,000                                   60,000
   Capital distribution resulting from
      an internal reorganization (Note 22)                                            (49,766)                     (49,766)
   Dividends declared                                                              (1,874,000)                  (1,874,000)
                                                   ----------  ------  ----------  ----------  -----------      ----------
BALANCE, DECEMBER 29, 2006                          1,000,000   1,000   2,427,681   2,227,359         (292)      5,655,748
Comprehensive income:
   Net Earnings                                                                     1,002,405                    1,002,405
   Other comprehensive (loss) income:
   Net unrealized losses on securities
      (net of tax benefit of $848,500)                                                          (1,328,761)     (1,328,761)
   Deferred gains on cash flow
      hedges (net of taxes of $52,543
      and reclassification of $19,810
      of losses included in earnings)                                                               82,247          82,247
                                                                                                                ----------
   Total comprehensive loss                                                                                       (244,109)
   Cumulative effect of the adoption of
      SFAS No. 159 (Note 20)                                                           (5,728)                      (5,728)
   Cumulative effect of the adoption of
      FIN 48 (Note 10)                                                                (10,721)                     (10,721)
   Capital contribution from an affiliate                               1,050,000                                1,050,000
   Dividend resulting from an internal
      reorganization (Note 22)                                                         (2,288)                      (2,288)
   Dividends declared                                                              (1,000,000)                  (1,000,000)
                                                   ----------  ------  ----------  ----------  -----------      ----------
BALANCE, DECEMBER 28, 2007                         $1,000,000  $1,000  $3,477,681  $2,211,027  $(1,246,806)     $5,442,902
                                                   ==========  ======  ==========  ==========  ===========      ==========


The accompanying notes are an integral part of these consolidated financial statements.

                                        5


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (INCLUDES DISCONTINUED OPERATIONS) For the
Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


(Dollars in thousands)                                                                       2007         2006          2005
---------------------------------------------------------------------------------------  ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings                                                                          $  1,002,405  $  1,580,790  $  1,278,021
   Adjustments to reconcile net earnings to net cash provided by (used for)
      operating activities:
         Provision for loan and lease losses                                                  157,888        49,067       141,636
         Provision (recovery of prior provision) for unfunded loan commitments                 49,984        (4,696)       56,699
         Lower of cost or market adjustments on held-for-sale loans and leases                 84,768       (20,988)       55,786
         Net gains on fair value loans                                                        (75,689)           --            --
         Losses on other-than-temporarily impaired securities                                 567,905            --            --
         Losses (gains) on sales of securities                                                 53,853       (15,660)      (42,420)
         Deferred income taxes                                                               (406,954)      (43,569)       36,746
         Depreciation and amortization                                                          8,249         8,409        10,470
         Net amortization of premium                                                            1,513         2,665        14,228
         Losses on trading assets                                                               2,110         1,175        10,951
         (Gains) losses on nonhedging derivatives                                            (242,731)       47,170       (38,490)
         Losses (gains) on sale of loans                                                       97,526       (19,713)      (80,638)
         Other                                                                                 42,291       (40,875)       17,987
         Changes in operating assets and liabilities:
            Origination, purchases, and drawdowns on loans and leases held for sale,
               net of repayments                                                           (4,258,174)   (7,577,063)  (12,649,424)
            Net proceeds from sales of loans held for sale                                  4,366,930     8,644,313    12,963,205
            Purchases of trading assets                                                    (3,514,828)   (5,945,758)   (6,982,619)
            Proceeds from sales and maturities of trading securities                        4,718,521     5,230,091     7,245,935
Net change in:
            Accrued interest receivable                                                        13,960       (77,920)      (26,684)
            Net deferred income taxes                                                         (18,640)      (26,853)      (70,684)
            Current income taxes payable                                                       14,181       138,005      (145,772)
            Payable to Parent and affiliated companies                                        249,902     5,179,984       801,639
            Receivable from Parent and affiliated companies                                   (18,456)      377,427      (556,899)
            Other, net                                                                       (340,492)      349,988       (15,305)
                                                                                         ------------  ------------  ------------
      Net cash provided by operating activities                                             2,547,809     7,844,202     2,024,368
CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from (payments for) securities:
            Purchases                                                                     (12,411,959)  (17,551,265)  (12,344,556)
            Sales                                                                           5,654,812     5,275,530    19,255,718
            Maturities                                                                      2,095,020     2,072,441     6,940,864
   Net change in:
            Federal funds sold                                                                     --        25,000       (25,000)
            Loans and leases receivable                                                       822,435    (3,121,634)   (6,616,404)
            Cash received from counterparties to collateralize derivative obligations,
               net                                                                             24,008       (59,956)      344,065
   Proceeds from nonhedging derivatives                                                        30,365         7,258         9,272
   Purchase of Federal Home Loan Bank stock                                                  (250,898)           --            --
   Proceeds from sales of mortgage servicing assets                                                --         8,044        23,276
   Purchases of property and equipment                                                        (36,697)       (5,885)       (8,157)
                                                                                         ------------  ------------  ------------
      Net cash (used for) provided by investing activities                                 (4,072,914)  (13,348,453)    7,577,064
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in:
         Deposits                                                                           1,552,732     2,019,208    (2,626,974)
         Federal funds purchased and securities sold under agreements to repurchase           978,238     4,378,833    (4,288,480)
         FHLB advances                                                                      8,700,000            --        (2,200)
         Subordinated debt                                                                         --       250,000       250,000
   Capital distribution resulting from an internal reorganization (Note 22)                        --       (49,766)      (79,030)
   Capital contribution from an affiliate                                                   1,050,000        60,000            --
   Payment of dividends                                                                    (1,015,000)   (2,109,000)     (260,000)
                                                                                         ------------  ------------  ------------
      Net cash provided by (used for) financing activities                                 11,265,970     4,549,275    (7,006,684)
                                                                                         ------------  ------------  ------------
      Increase (decrease) in cash, due from banks and cash equivalents                      9,740,865      (954,976)    2,594,748
Cash, due from banks and cash equivalents, beginning of year                                3,232,662     4,187,638     1,592,890
                                                                                         ------------  ------------  ------------
Cash, due from banks and cash equivalents, end of year                                   $ 12,973,527  $  3,232,662  $  4,187,638
                                                                                         ============  ============  ============


The accompanying notes are an integral part of these consolidated financial statements.

                                        6


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005



(Dollars in thousands)                                                             2007         2006        2005
-----------------------------------------------------------------------------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
   Interest                                                                    $ 2,115,757  $ 1,776,447  $ 1,216,836
   Income taxes                                                                    944,182      795,867      825,834
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
AND FINANCING ACTIVITIES:
   Transfer of available-for-sale securities to trading assets (Note 20)           406,373           --           --
   Unrealized gain (loss) on cash flow swaps, net of taxes                          82,247       (5,504)      (1,081)
   Transfers of repossessed assets from loans to other assets                       54,568       55,004       89,339
   Dividends declared and unpaid                                                        --       15,000      250,000
   Charge-offs on loans                                                            (61,917)     (57,299)     (78,757)
   Cumulative effect of the adoption of FIN 48 (Note 10)                           (10,721)          --           --
   Cumulative effect of the adoption of SFAS No. 159 (Note 20)                      (5,728)          --           --
   Unrealized (loss) gain on available-for-sale securities, net of taxes        (1,328,761)      16,013       (4,385)
   Transfer of loans in an internal reorganization (Note 22)                      (384,075)   5,074,546           --
   Transfer of securities in an internal reorganization (Note 22)                       --       78,072           --
   Transfer of other assets in an internal reorganization (Note 22)                 (2,493)     272,038           --
   Establishment of a receivable from an affiliate (Note 22)                       384,280   (5,295,076)          --
   Dividend in kind (Note 22)                                                        2,288           --           --
   Exchange of net assets for an equity interest in an affiliate (Note 22)              --     (129,580)          --


The accompanying notes are an integral part of these consolidated financial statements.

                                        7


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

(Dollars in thousands)

NOTE 5.  Allowance for Loan and Lease Losses and Unfunded Loan

NOTE 11. Securitization Transactions and Transactions with Variable

                                        8


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

NOTE 1. Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

Merrill Lynch Bank USA ("MLBUSA" or the "Bank") is a wholly owned subsidiary of
Merrill Lynch Group, Inc. ("ML Group"), which is a wholly owned subsidiary of
Merrill Lynch & Co., Inc. (the "Parent"). MLBUSA is licensed as an industrial bank pursuant to the laws of the State of Utah and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). MLBUSA is
regulated and examined by the FDIC and the Utah Department of Financial
Institutions. The Bank accepts money market deposit accounts ("MMDA"), transaction accounts, and certificates of deposit that are principally used to fund consumer and commercial loans and invest in securities at the Bank or its subsidiaries. MLBUSA's deposits are generally agented by Merrill Lynch, Pierce,
Fenner & Smith Incorporated ("MLPF&S"), an affiliate. The Bank, through its subsidiary, also serves as a transfer agent, subaccountant, registrar, and fiscal agent for nonproprietary money market and mutual funds. The Bank also serves as trustee for certain collective trust funds. The Bank's consumer lending and deposit activities are conducted on a national basis, and its commercial lending and investment activities are conducted nationally and internationally.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements of MLBUSA include the accounts of MLBUSA and its subsidiaries, Merrill Lynch Business Financial Services, Inc. ("MLBFS"),
BFS Capital Assets, L.L.C., ("BFS Capital"), Merrill Lynch Commercial Finance
Corporation, ("MLCFC"), Merrill Lynch Cropduster Holdings, L.L.C. ("MLCH"),
Merrill Lynch Financial Data Services, Inc. ("MLFDS"), Merrill Lynch Utah
Investment Corporation ("MLUIC"), Merrill Lynch New Jersey Investment
Corporation ("MLNJIC"), MLBUSA Funding Corporation ("MLBFC"), Merrill Lynch NFA
Funding Corporation ("MLNFA"), MLBUSA Community Development Corp. ("MLBUSACDC"),
Merrill Lynch NMTC Corp. ("MLNMTC"), and Liberty Harbour II CDO, Ltd. ("LHII").
MLBUSA's subsidiaries are wholly owned or are controlled through a majority voting interest or consolidated based on a risks and rewards approach required by the Financial Accounting Standards Board ("FASB") revised Interpretation No.
("FIN") 46R (revised December 2003), CONSOLIDATED VARIABLE INTEREST ENTITIES.
All significant intercompany accounts and transactions between MLBUSA and its subsidiaries have been eliminated.

The consolidated financial statements conform with accounting principles and prevailing industry practices generally accepted in the United States of
America. Generally accepted accounting principles ("GAAP") require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes. Estimates, by their nature, are based upon judgment and available information; therefore, changing economic conditions and economic prospects of borrowers may result in actual performance that differs from those estimated and could have a material impact on the consolidated financial statements. It is possible that such changes could occur in the near term. Significant estimates made by management are discussed in these notes as applicable.

On December 24, 2007 it was announced that the Bank had reached an agreement with GE Capital to sell Merrill Lynch Capital, a middle market commercial finance business, and MLBFS, the legal entity in which the preponderance of the business was captured. The sale includes substantially all of Merrill Lynch
Capital's operations. This transaction closed on February 4, 2008. The results of Merrill Lynch Capital's activities in the Bank are reported as discontinued
operations in the statements of earnings for all periods presented, and Merrill
Lynch Capital's assets and liabilities have been reported as assets of discontinued operations and liabilities of discontinued operations, respectively, in the consolidated balance sheets as of December 28, 2007 and
December 29, 2006. In addition, all footnotes for prior periods have been restated to exclude activity related to discontinued operations. The Bank elected not to make any reclassifications in the consolidated statement of cash flows to reflect the discontinued operations.

MLBUSA's consolidated financial statements as of, and for the fiscal years ended, December 30, 2005 have been restated to reflect ML Group's contribution of Financial Data Services' common stock to the Bank in an internal reorganization accounted for in a manner similar to a pooling of interest (see
Note 22).

The Bank's consolidated statements of cash flows reflect the correction of an error to increase loan originations and proceeds from sales of loans held for sale by $838,437 for the year ended December 30, 2005. Such amounts were previously reported on a net rather than gross basis. This correction had no effect on net cash provided by operating activities.

MLBUSA's fiscal year ends on the last Friday in December. Results from all periods presented include 52 weeks of operations.

                                        9


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

CASH EQUIVALENTS

MLBUSA considers cash equivalents to be federal funds sold, securities purchased under agreements to resell, and highly liquid securities with maturities at purchase or origination of three months or less. Included in cash equivalents as of December 28, 2007 and December 29, 2006 were $0 and $2,343,000, respectively, of federal funds sold and $12,700,000 and $700,000, respectively, of securities purchased under agreements to resell.

FEDERAL FUNDS SOLD AND FEDERAL FUNDS PURCHASED

Federal funds sold and federal funds purchased are unsecured, short-term loans to or from other financial institutions (including affiliates).

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER
AGREEMENTS TO REPURCHASE

To manage liquidity, the Bank enters into securities purchased under agreements to resell and securities sold under agreements to repurchase transactions. These agreements are generally treated as collateralized financing transactions and are recorded at the amounts at which the securities (including accrued interest earned) will be subsequently resold or reacquired, as specified in the respective agreements. To ensure that the market value of the underlying collateral remains sufficient, collateral is valued daily, and the Bank may be required to deposit, or may request, additional collateral, when appropriate.
Substantially all repurchase activities are transacted under master netting agreements that give the Bank the right, in the event of default, to liquidate collateral held and to offset its receivables against counterparties' payables.
Securities purchased under agreements to resell and securities sold under agreements to repurchase are reported net by counterparty, when applicable.

TRADING ASSETS AND LIABILITIES

Trading assets and liabilities include securities for which repayment and interest rate risk are dynamically managed, as well as the financial derivatives used to manage those risks. Trading assets and liabilities also include derivatives that do not hedge an asset or liability for accounting or economic purposes.

Trading assets and liabilities are reported at fair value. Fair value is based on directly observed market prices, quoted market prices obtained from external pricing services, or pricing models based on net present value of estimated future cash flows. Determining the fair value for trading assets, trading liabilities, and derivatives requires the use of management's judgment and estimates. Trading gains (losses) include realized and unrealized gains and losses from the financial instruments designated as trading in the period that fair value changes. Trading income (losses) also includes any interest income or expense related to the trading derivative instruments.

SECURITIES

Securities include investments in debt and equity securities. The Bank records its securities purchases and sales on a trade date basis. MLBUSA classifies all of its debt securities and all of its equity securities with readily determinable fair values as either "trading," "held-to-maturity," or
"available-for-sale" in accordance with Statement of Financial Accounting
Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND
EQUITY SECURITIES ("SFAS No. 115").

The accounting for trading securities is discussed in the Trading Assets and
Liabilities section of this note.

Held-to-maturity securities are debt securities that MLBUSA has the positive intent and ability to hold to maturity. These securities are recorded at amortized cost unless a decline in value is deemed other-than-temporary, in which case the carrying value is adjusted. The amortization of premium or accretion of discount, as well as any unrealized loss deemed other-than-temporary, are included in current period earnings.

Securities accounted for under SFAS No. 115 that are not categorized as trading or held-to-maturity are classified as available-for-sale and reported at fair value. Unrealized gains or losses on available-for-sale securities are recorded in stockholder's equity and reported as a component of other comprehensive income, net of applicable income taxes, unless a decline in a security's value is deemed to be other-than-temporary, or if a security is hedged by a qualifying fair value hedge. For securities which have experienced other-than-temporary declines in value, the carrying value is adjusted to estimated market value by recording the amount of impairment as an expense, adjusting other comprehensive income to reflect the expense and reducing the cost basis of the security. For a security hedged by a derivative that qualifies as a fair value hedge under SFAS
No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING

                                       10


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

ACTIVITIES, as amended ("SFAS No. 133"), the gain or loss on the derivative instrument, as well as the offsetting loss or gain on the security related to the hedged risk, are recorded in current period earnings as a component of interest revenue.

Trading and available for sale investment securities are reported at fair value.
Nearly all investment securities are mortgage-backed. In liquid markets, the fair value of asset-backed securities is based on observable prices of actual transactions. In less liquid markets, such as those existing in the second half of 2007, the lack of an active market necessitates the use of other available information, particularly surveying other market participants and matrix pricing.

Management reviews all held-to-maturity and available-for-sale securities at least quarterly to determine whether any impairment is other-than-temporary.
Factors considered in the review include the future cash flows estimated to be received relative to the cash flows estimated at the time a security was acquired, the length of time and extent to which the security's market value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability to retain the security to allow for an anticipated recovery in market value. A security is determined to be other-than-temporarily impaired if the estimated future cash flows decline from those originally estimated or management otherwise concludes the decline in value is not temporary.

Equity securities without readily determinable fair values are accounted for at cost, except to the extent they are hedged with derivatives that qualify as a hedge under SFAS No. 133, and are periodically reviewed for impairment.

The Bank utilizes the average cost method to calculate realized gains and losses on security sales. Gains and losses on sales are recorded in noninterest income.

LOANS AND LEASES HELD FOR SALE

The Bank classifies certain commercial and consumer loans as held for sale.
These loans are reported at the lower of cost or market value ("LOCOM") for each type of loan held for sale. Management's estimates of market value are determined using pricing models or directly observed market prices for groups of loans, or, for some large commercial loans, on a loan by loan basis. While management uses the best information available in estimating the market value, future adjustments to the value may be necessary based on changes in the economic environment, improved modeling, or variances between actual results and management's earlier estimates. Gains and losses on sales of loans and changes in the LOCOM are reported in gains on sale of loans. The determination of market value includes consideration of all open positions, outstanding commitments from investors and related fees paid. Gains and losses on sales of loans held for sale are recognized at settlement date.

LOANS AND LEASES RECEIVABLE

Loans and leases receivables ("loans") are reported at the principal amount outstanding net of deferred fees, direct origination costs, and premiums or discounts for loans purchased from third parties. Interest income on loans is calculated by using the contractual interest rate on daily balances of the principal amount outstanding. Deferred fees, net of deferred loan origination costs, and premiums or discounts for loans purchased, are amortized to interest income generally over the expected or contractual life of the loan using the interest method, or the straight-line method if it is not materially different.

All loans that are greater than 90 days past due in principal or interest payments, and other loans exhibiting credit quality weaknesses, are evaluated individually for impairment. A loan is determined to be impaired when it is probable that the Bank will not be able to collect all principal and interest due under the contractual terms of the loan. All payments received on impaired loans are applied to principal until the principal balance has been reduced to a level where collection of the remaining recorded investment is not in doubt. If collection of the recorded investment is not in doubt, contractual interest will be credited to interest income when received. The Bank charges off against the allowance for loan and lease losses those loans, or portions of loans, it considers to be uncollectible and of such little value that their continuance as an asset is unwarranted. If an asset is received in settlement of a debt or as a result of foreclosure or other legal action, an amount equal to the net realizable value of the asset received is transferred from loans to other real estate owned, or other assets owned, depending on the nature of the asset received. The loan balance less the net realizable value of the asset received is charged-off against the allowance for loan and lease losses. In addition, loan amounts estimated to be uncollectible, but for which an asset has not been received or is not expected to be received, are charged-off against the allowance for loan and lease losses.

                                       11


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

ALLOWANCE FOR LOAN AND LEASE LOSSES

The allowance for loan and lease losses is established at an amount sufficient to absorb management's estimate of probable incurred credit losses in the loans and leases receivable portfolio. Management's estimate of loan losses entails considerable judgment about collectability based on available information at the balance sheet dates, and the uncertainties inherent in those assumptions. While management uses the best information available on which to base its estimates, future adjustments to the allowance may be necessary based on changes in the economic environment or variances between actual results and the original estimates developed by management. MLBUSA's allowance for loan and lease losses is estimated considering whether the loan is impaired, the type of loan product, the estimated credit risk associated with a loan or pool of loans, the default and loss rates experienced by the Bank or industry, and the economic environment. Additions to the allowance for loan and lease losses are made by charges to the provision for loan and lease losses. Loans, or portions of loans, considered uncollectible are charged-off against the allowance for loan and lease losses. Recoveries of amounts previously charged-off are credited to the allowance for loan and lease losses. The allowance for loan and lease losses is reported as an adjustment to the loans and leases receivable balance to arrive at loans and leases receivable, net.

A loan is considered impaired if it is probable the Bank will not be able to collect all principal and interest due under the contractual terms of the loan.
If impaired, MLBUSA will measure the impairment based on either the present value of estimated future cash flows, market value, or, if the loan is collateral dependent, the fair value of the collateral less estimated costs to sell. Fair value of the collateral is generally determined by third-party appraisals in the case of residential mortgage loans, quoted market prices for securities, inventory or receivable audits, or other means of estimating fair value determined to be reasonable given the nature of the collateral. For commercial unsecured impaired loans, MLBUSA uses the estimated market value of the loan to measure impairment. Market value will generally be derived from quoted market prices, recent prices on loan sales, credit default protection costs, or observed trade prices. If a market value is not available, the present value of expected cash flows discounted at the loan's effective interest rate is used to measure impairment. For all impaired loans, the amount by which the loan balance exceeds the impairment measure is included as a component of the allowance for loan and lease losses estimate. If the loan evaluated for impairment is not considered impaired, management will evaluate the characteristics of the loan and, if considered appropriate, combine the loan with other non-impaired loans with similar characteristics in estimating the allowance for loan and lease losses for that group of loans.

For homogeneous consumer loans that are not impaired, the loan portfolio is grouped by product. An estimate of losses inherent in each product is calculated based upon the historical loss experience of that consumer loan product, and adjusted considering a variety of factors including, but not limited to, performance trends, delinquencies, and current economic conditions. For unsecured commercial loans that are not impaired, the allowance for loan losses is based on expected losses considering the credit risk rating grade assigned to the borrower, and historical default and loss rates experienced for those grades. Alternatively, for certain non-investment-grade borrowers, the allowance for loan losses is based on market credit spreads for similar borrowers, or quoted prices for loans and/or credit default protection. The rest of the commercial loans that are not impaired are segregated by loan product and by credit risk grade according to internal rating definitions. These loan grades, in conjunction with an analysis of historical loss experience, industry loss experience, current economic conditions, and portfolio trends, are used to generate an estimate of the inherent loss for those commercial loans.

MLBUSA's allowance for loan and lease losses includes a residual component not associated with loans considered individually or as a pool. The residual component of the allowance reflects the uncertainties, estimates, and assumptions embedded in the methodologies used in estimating the expected losses in both the consumer and commercial loan portfolios.

ALLOWANCE FOR UNFUNDED LOAN COMMITMENTS

MLBUSA's allowance for unfunded loan commitments is established at an amount sufficient to absorb management's estimate of probable incurred losses on
MLBUSA's unfunded loan commitments. The allowance for unfunded loan commitments is included in other liabilities. Additions to the allowance for unfunded loan commitments are made by charges to the provision for unfunded loan commitments.
Commitments considered uncollectible when funded are charged-off against the allowance. Subsequent recoveries are credited to the allowance for unfunded loan commitments. MLBUSA's methodology for estimating the allowance amount parallels the allowance for loan and lease losses methodologies described earlier in this note.

INCOME RECOGNITION ON DELINQUENT AND NONACCRUAL LOANS

Accrual of interest on a loan is discontinued when the borrower has defaulted for a period of 90 days in payment of principal or interest, or both, unless the loan is highly collateralized and in the process of collection. Income previously accrued and unpaid on a

                                       12


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

nonaccrual loan is removed as an asset and charged-off against current period interest income. Income on nonaccrual loans, including impaired loans, is recognized only to the extent that cash payments are received and, in management's judgment, full payment of the loan is expected. If, in management's judgment, the borrower has the ability to make periodic interest and principal payments as scheduled, and the borrower has a sustained period of performing in accordance with the agreed-upon terms, the loan is returned to accrual status.

MORTGAGE LOAN SERVICING

The servicing rights of certain residential mortgage loans are sold to a third party upon origination. As the Bank is not entitled to receive these amounts, the portion of interest paid by the borrower that is designated as servicing is excluded from interest income. Accordingly, there are no servicing expenses reported for these residential mortgage loans. Gains and losses on sales of mortgage loan servicing rights are recognized in other noninterest income on settlement date.

The Bank had contracts to service mortgage loans for affiliates at December 30,
2005. There were no contracts to service loans at December 28, 2007 or December
29, 2006. Loans serviced for others are not reflected as assets in the accompanying consolidated financial statements. Loans serviced totaled approximately $0, $0, and $254,000 at December 28, 2007, December 29, 2006, and
December 30, 2005, respectively. The Bank receives servicing fees based upon stipulated percentages of the outstanding principal balances of such loans and the excess of the contractual interest income on the loans over stated
pass-through rates to the investors.

INVESTMENT IN FEDERAL HOME LOAN BANK ("FHLB")

The Bank, as a member of the FHLB of Seattle, is required to own shares of FHLB capital stock. This requirement is based upon the amount of either qualifying assets or advances outstanding from the FHLB. FHLB capital stock is reported at cost.

PROPERTY AND EQUIPMENT

Property and equipment primarily consist of buildings, technology hardware and software, furniture and fixtures, and leasehold improvements, and are stated at historical cost, net of accumulated depreciation and amortization. Qualifying costs incurred in the development of internal use software are capitalized when costs exceed $5,000 and are amortized over the useful life of the developed software, generally not exceeding three years. Depreciation is computed using the straight-line method. Buildings and equipment are depreciated over the estimated useful life of the asset, while leasehold improvements are amortized over the shorter of the term of the lease or the estimated life of the improvement.

EQUITY AND PARTNERSHIP INTERESTS

The Bank has minority interests in the common shares of corporations and partnership interests. These interests are accounted for using either the cost or equity method, depending upon the percentage of total ownership interest the
Bank's investment represents and the ability of the Bank to influence the investees' decisions. These interests are reported on the balance sheet in other assets.

For interests accounted for using the cost method, income is recognized when dividends are received. For interests accounted for using the equity method, income is recognized in the amount of the Bank's share of earnings (or losses)
of the investee. Equity and partnership interests are evaluated periodically for other-than-temporary impairment.

DEPOSITS

The Bank's deposit accounts are principally money market deposit accounts
("MMDA"), negotiable orders of withdrawal ("NOW") accounts, and certificates of deposit ("CD"). MMDA and NOW accounts are interest-bearing accounts that have no maturity or expiration date. The depositor is not required by the deposit contract, but may at any time be required by the depository institution, to give written notice of an intended withdrawal not less than seven days before the withdrawal is made. Certificates of deposits are accounts that have a stipulated maturity and interest rate. Depositors holding CDs may withdraw their funds prior to the stated maturity, but pay a penalty to do so under certain circumstances.

TRANSFER AGENT, SUBACCOUNTANT, REGISTRAR, AND FISCAL AGENT FEES

The Bank provides transfer agent, subaccountant, registrar, and fiscal agent services to money market and mutual funds. Fee income is recognized in the consolidated statement of earnings for the services when the services are provided to the funds.

                                       13


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

INCOME TAXES

The results of operations of the Bank are included in the consolidated U.S.
Federal income tax return filed by the Parent. The Bank files its U.S. state income tax returns on both a separate basis and combined basis with the Parent, as required by the various states. U.S. Federal income taxes associated with consolidated operating results are allocated by the Parent to its respective subsidiaries in a manner that approximates the separate company method. Under such allocation method, the Bank's separate Federal income tax liability calculation reflects certain benefits which the Bank would not otherwise receive if it filed a separate Federal income tax return, to the extent that these benefits were generated by the Bank and to the extent they were utilized in the calculation of the Parent and its subsidiaries' Federal consolidated income tax liability. The Bank provides for income taxes on all transactions that have been recognized in the consolidated financial statements in accordance with SFAS No.
109, ACCOUNTING FOR INCOME TAXES ("SFAS No. 109"). As provided in SFAS No. 109, deferred taxes reflect the income tax rates at which future taxable amounts will likely be settled or realized. The effects of income tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period during which such changes are enacted. When necessary, deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or the entire asset will not be realized.

DERIVATIVES

A derivative is an instrument whose value is "derived" from an underlying instrument or index such as interest rates, equity securities, currencies or credit spreads. Derivatives include future, forward, swap, or option contracts, or other financial instruments with similar characteristics. Derivative contracts often involve future commitments to exchange interest payment streams or currencies based on a notional or contractual amount (e.g., interest rate swaps or currency forwards) or to purchase or sell other financial instruments at specified terms on a specified date (e.g., options to buy or sell securities or currencies).

SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as
amended ("SFAS No. 133"), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts ("embedded derivatives") and for hedging activities. SFAS No.
133 requires that the Bank recognize all derivatives as either assets or liabilities in the consolidated balance sheets and measure those instruments at fair value. The Bank generally enters into International Swaps and Derivatives
Association, Inc. (ISDA) master agreements or their equivalent ("master netting agreements") with each of its counterparties. Master netting agreements provide protection in bankruptcy in certain circumstances and, in some cases, enable derivative receivables and payables with the same counterparty to be offset in the consolidated balance sheets. The fair values of all derivatives are recorded on a net-by-counterparty basis where management believes a legal right of setoff exists under an enforceable netting agreement.

The Bank nets cash collateral paid or received under credit support annexes associated with legally enforceable master netting agreements against derivative instruments in accordance with FASB Interpretation No. 39, OFFSETTING OF AMOUNTS
RELATED TO CERTAIN CONTRACTS ("FIN 39"). The Bank believes this accounting presentation is preferable as compared to a gross presentation as it is a better representation of the Bank's exposure relating to these derivative contracts.

Under the provisions of SFAS No. 133, the accounting for changes in fair value of a derivative instrument depends on its intended use and the resulting designation. MLBUSA uses interest rate contracts, such as interest rate swaps, basis swaps, options and futures, to manage its exposure to changes in interest rates. The Bank uses credit default swaps to manage its exposure to changes in the credit quality for a portion of its loan portfolio (including unfunded commitments). The Bank uses foreign-exchange forward contracts, foreign-exchange options and currency swaps to hedge its exposure to changes in foreign exchange rates. Derivatives entered into that meet the hedge accounting criteria of SFAS
No. 133 are designated, on the date they are entered into, as either:

1) A hedge of the fair value of a recognized asset or liability ("fair value"
hedge). Changes in the fair value of derivatives that are designated and qualify as fair value hedges, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings as interest income or expense.

2) A hedge of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge). Changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income until earnings are affected by the variability of cash flows of the hedged asset or liability (e.g., when periodic interest accruals on a variable-rate asset or liability are recorded in earnings).

                                       14


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

The majority of mark-to-market net gains (losses) on derivative instruments designated as cash flow hedges that were accumulated in other comprehensive income at December 28, 2007 are expected to be reclassified into earnings over the next five years. The ineffective portion of the cash flow hedge is reported in earnings immediately. Over the next 12 months, it is expected that $40,061
(after-tax) of net gain recorded in other comprehensive income at December 28,
2007 will be recognized in earnings.

The Bank formally assesses, both at the inception of the hedge and on an ongoing basis, whether the hedging derivatives are highly effective in offsetting changes in the fair value or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge, MLBUSA discontinues hedge accounting.

As noted above, the Bank enters into fair value interest rate swaps to hedge certain interest rate exposures. Hedge effectiveness testing is required for all of these hedging relationships that do not qualify for shortcut treatment or other provisions of SFAS No. 133 that allow for an assumption of zero ineffectiveness. For fair value hedges, the Bank assesses effectiveness on a prospective basis by comparing the expected change in the value of the hedge instrument to the expected change in the value of the hedged item under various interest rate scenarios. On a retrospective basis, the Bank assesses effectiveness for fair value hedges using the dollar-offset ratio approach.

When assessing hedge effectiveness, there are no attributes of the derivatives used to hedge fair value exposure that are excluded from the assessment. Certain components of each hedged item's change in fair value that are not attributable to the change in interest rates are excluded from the measure of hedge effectiveness, such as changes in fair value related to changes in the credit quality of a bond's issuer.

For cash flow hedging relationships, the Bank assesses effectiveness as set forth in the Change in Variable Cash Flows Method as outlined in the Derivative
Implementations Group (DIG) issue G7, "MEASURING THE INEFFECTIVENESS OF A CASH
FLOW HEDGE UNDER PARAGRAPH 30(B) WHEN THE SHORTCUT METHOD IS NOT APPLIED".

Derivatives used as fair value hedges or cash flow hedges generally are not dedesignated prior to expiration date. When fair value hedges are terminated, the cumulative fair value adjustment on the hedged item becomes a basis adjustment and is amortized to income or expense over the remaining life of the hedged item. When terminations to cash flow hedges occur, gains or losses remain in other comprehensive income and are amortized to income or expense over the shorter of the remaining expected lives of the underlying hedged assets or liabilities or the original expiration date of the derivative instrument.

Derivatives designated to hedge securities, loans, and deposits are reported in derivative assets and derivative liabilities at fair value (fair value includes accrued interest receivable or payable and unamortized premium or discount).
Cash flows associated with such derivatives are classified in the same consolidated statements of earnings and statements of cash flows line items as the items being hedged.

For a derivative not designated as an SFAS No. 133 accounting hedge and that is related to a trading asset or liability, changes in fair value, as well as cash flows associated with the derivative, are recognized in trading gains and losses. A derivative that economically hedges a trading asset or liability is reported as a component of trading assets or other liabilities.

A derivative entered into as an economic hedge of non-trading assets or liabilities that cannot be accounted for as a hedge under SFAS No. 133 is considered a nonhedging derivative. A nonhedging derivative that is not classified in trading assets or liabilities is reported in derivative assets or liabilities at fair value. Realized and unrealized changes in a nonhedging derivative's fair value, as well as cash flows associated with the derivative, are reported in gains and losses on nonhedging derivatives.

In certain instances, foreign exchange contracts used to economically hedge foreign-denominated assets or liabilities are translated at the spot rate. For these economic hedges, the change in fair value is reported in other income.

EMBEDDED DERIVATIVES

The Bank issues certificates of deposit whose coupons or repayment terms are linked to the performance of equity securities or equity, currency, and commodity indices. The contingent payment components of these obligations may meet the definition in SFAS No. 133 of an "embedded derivative". These instruments are assessed to determine if the embedded derivative requires separate reporting and accounting, and if so, the embedded derivative is accounted for at fair value and reported in deposits on the consolidated balance

                                       15


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

sheets along with the deposit obligation. Changes in the fair value of embedded derivatives are reported in trading gains or losses. Separating an embedded derivative from its host contract requires careful analysis, judgment, and an understanding of the terms and conditions of the instrument.

The Bank may also purchase financial instruments that contain embedded derivatives. These instruments are a part of trading marketable investment securities. These instruments are generally accounted for at fair value in their entirety; the embedded derivative is not separately accounted for, and all changes in fair value are reported in trading gains or losses.

VALUATION OF DERIVATIVES

Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices. Fair values for OTC derivative financial instruments, principally forwards, options and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments. These derivatives are valued using pricing models based on the net present value of estimated future cash flows.

New and/or complex instruments may have immature or limited markets. As a result, the pricing models used for valuation often incorporate significant estimates and assumptions, which may impact the level of precision in the financial statements. For long-dated and illiquid contracts, extrapolation methods are applied to observed market data in order to estimate inputs and assumptions that are not directly observable. This enables the Bank to mark all positions consistently when only a subset of prices is directly observable.
Values for non-exchange-traded derivatives are verified using observed information about the costs of hedging out the risk and other trades in the market. Unrealized gains for these instruments at the inception of the contract are not recognized unless the valuation model incorporates significant observable market inputs. As the markets for these products develop, the Bank continually refines its pricing models based on experience to correlate more closely to the market risk of these instruments.

RISK MANAGEMENT

In addition to its own policies, the Bank is subject to the overall risk management policies and procedures of its ultimate Parent. In the course of conducting its business operations, the Bank is exposed to a variety of risks including market, credit, liquidity, operational and other risks that are material and require comprehensive controls and ongoing oversight. The Bank's business lines are responsible and accountable for management of the risks associated with their business activities. In addition, independent risk and control groups manage market risk, credit risk, liquidity risk and operational risk. Along with other control groups these disciplines work to ensure risks are properly identified, measured, monitored, controlled and managed throughout the
Bank. To accomplish this, the Bank has established a risk management process which includes:

..    A formal risk governance structure that defines the oversight process and its components;

..    Clearly defined risk management policies and procedures supported by a rigorous analytical framework;

..    Communication and coordination among the business, executive management, and risk functions while maintaining strict segregation of responsibilities, controls, and oversight; and

..    Clearly articulated risk tolerance levels as defined by the Bank's Board which are regularly reviewed to ensure that the Bank's risk-taking is consistent with its business strategy, capital structure, and current and anticipated market conditions.

The risk management and control process ensures that the Bank's risk tolerance is well-defined and understood by the Bank's businesses as well as by its executive management. While no risk management system can ever be absolutely complete, the goal is to ensure that risk-related losses occur within acceptable, predefined levels.

RISK GOVERNANCE STRUCTURE

The Bank's risk governance structure consists of the Executive Management
Committee ("EMC"), a committee of internal Board of Director members; and two management committees reporting to the EMC, the Risk Oversight Committee ("ROC")
and the Finance and Product Control Committee ("FPCC"). The FPCC reviews the
Bank's financial results; conducts business line qualitative and financial reviews; and oversees the internal control processes. The ROC, with input from its independent risk and control sub-committees, ensures the creation and implementation of processes to identify, measure and monitor market, credit, liquidity, new

                                       16


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

product, compliance, technology and operation risks, including risks that arise from the changing business environment and customer needs.

The Bank, as part of its risk management structure, has its risk management objectives, strategies and tolerance levels reviewed and approved by the Board.
Regular reporting by the ROC and FPCC to the EMC and the Board help provide for the monitoring and managing of risk within the established tolerance levels.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

On December 4, 2007, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 160, NON-CONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS-AN
AMENDMENT OF ARB NO. 51 ("SFAS No. 160"). SFAS No. 160 requires non-controlling interests in subsidiaries initially to be measured at fair value and classified as a separate component of equity. Under SFAS No. 160, gains or losses on sales of non-controlling interests in subsidiaries are not recognized; instead sales of non-controlling interests are accounted for as equity transactions. However, in a sale of a subsidiary's shares that results in the deconsolidation of the subsidiary, a gain or loss is recognized for the difference between the proceeds of that sale and the carrying amount of the interest sold. Additionally, a new fair value basis is established for any remaining ownership interest. SFAS No.
160 is effective for the Bank beginning in 2009; earlier application is prohibited. SFAS No. 160 is required to be adopted prospectively, with the exception of certain presentation and disclosure requirements (e.g., reclassifying non-controlling interests to appear in equity), which are required to be adopted retrospectively. The Bank is currently evaluating the impact of
SFAS No. 160, but does not expect it to have a material impact on the consolidated financial statements.

On December 4, 2007, the FASB issued Statement No. 141(R), BUSINESS COMBINATIONS
("SFAS No.141(R)"), which significantly changes the financial accounting and reporting for business combinations. SFAS No. 141(R) will require:

     .    More assets and liabilities assumed to be measured at fair value as of the acquisition date,

     .    Liabilities related to contingent consideration to be re-measured at fair value in each subsequent reporting period, and

     .    An acquirer in pre-acquisition periods to expense all
          acquisition-related costs.

SFAS No. 141(R) is required to be adopted on a prospective basis concurrently with SFAS No. 160 and is effective for business combinations consummated in
2009. Early adoption is prohibited. The Bank is currently evaluating the impact of SFAS No. 141(R), but does not expect it to have a material impact on the consolidated financial statements.

In April 2007, the FASB issued an FASB Staff Position ("FSP") No. FIN 39-1,
"Amendment of FASB Interpretation No. 39" ("FSP FIN 39-1"). FSP FIN 39-1
modifies FIN No. 39, OFFSETTING OF AMOUNTS RELATED TO CERTAIN CONTRACTS, and
permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after
November 15, 2007 with early adoption permitted. FSP FIN 39-1 will not have a material effect on the consolidated financial statements as it clarified the acceptability of an existing practice, which we apply, for netting of cash collateral against net derivative assets and liabilities.

On February 15, 2007 the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR
FINANCIAL ASSETS AND LIABILITIES ("SFAS No. 159"). SFAS No. 159 provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities, with changes in fair value recognized in earnings as they occur. SFAS No. 159 permits the fair value option election on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.

SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007 provided that the entity: makes that choice in the first 120 days of that fiscal year;
has not yet issued financial statements for any interim period of the fiscal year of adoption; and also elects to apply the provisions of Statement No. 157,
FAIR VALUE MEASUREMENTS ("SFAS No. 157"), (see below). The Bank adopted SFAS No.
159 as of December 30, 2006, the first day of its fiscal year. The effect of adopting this standard on the accounting records and footnote disclosures is reflected in these financial statements. The effect of adopting SFAS No. 159 did not have a material impact on the consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS ("SFAS
No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances disclosures about fair value measurements.
SFAS No. 157 eliminates the guidance in EITF Issue No. 02-3, "ISSUES INVOLVED IN
ACCOUNTING FOR DERIVATIVE CONTRACTS HELD FOR TRADING PURPOSES AND

                                       17


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

CONTRACTS INVOLVED IN ENERGY TRADING AND RISK MANAGEMENT ACTIVITIES" ("EITF No.
02-3"), that prohibits recognition of day one gains or losses on derivative transactions where model inputs that significantly impact valuation are not observable. SFAS No. 157 also prohibits the use of block discounts for large positions of unrestricted financial instruments that trade in an active market.
SFAS No. 157 also requires an issuer to incorporate changes in its own credit spreads when determining the fair value of its liabilities. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The provisions of SFAS No. 157 are to be applied prospectively, except that the provisions related to block discounts and existing derivative financial instruments measured under EITF No. 02-3 are to be applied as a one-time cumulative effect adjustment to opening retained earnings in the year of the adoption. MLBUSA adopted SFAS No. 157 as of December 30, 2006, the first day of its fiscal year. The effect of adopting SFAS No. 157 on the accounting records and footnote disclosures is reflected in these financial statements. The effect of adopting SFAS No. 157 did not have a material impact on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff
Accounting Bulletin No. 108 ("SAB No. 108") to provide guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB No. 108 requires a company to apply an approach that considers both (1) the amount by which the current year income statement is misstated ("rollover approach") and (2) the cumulative amount by which the current year balance sheet is misstated ("iron curtain approach"). Prior to the issuance of SAB No. 108, many companies applied either the rollover or iron-curtain approach for purposes of assessing materiality of misstatements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. Upon adoption, SAB No. 108 allows a one-time cumulative effect adjustment against retained earnings for those prior year misstatements that were not material under a company's prior approach, but that are deemed material under the SAB No. 108 approach. The adoption of SAB No. 108 did not have a material impact on the consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY
IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN 48"). FIN 48
clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Bank adopted FIN
48 on December 30, 2006, the first day of its fiscal year. The impact of the adoption of FIN 48 resulted in a charge to beginning retained earnings and an increase to the liability for unrecognized tax benefits of $10,721 primarily related to additional tax reserves. See Note 10 to the consolidated financial statements for further information.

In April 2006, the FASB issued an FSP FIN 46(R)-6, DETERMINING THE VARIABILITY
TO BE CONSIDERED IN APPLYING FIN 46R ("the FSP"). The FSP clarifies how companies must evaluate whether a contract or arrangement creates or absorbs variability based on an analysis of the entity's design. The "by-design"
approach may impact a company's determination of whether an entity is a variable interest entity and which party, if any, is the primary beneficiary. The Bank adopted the FSP beginning in the third quarter of 2006 for all new entities with which MLBUSA became involved. The Bank will apply the provisions of the FSP to all entities previously required to be analyzed under FIN 46R when a reconsideration event occurs as defined under paragraph 7 of the interpretation.
The adoption of the FSP did not have a material impact on MLBUSA consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, ACCOUNTING FOR SERVICING OF
FINANCIAL ASSETS ("SFAS No. 156"). SFAS No. 156 amends SFAS No. 140, ACCOUNTING
FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF
LIABILITIES, to require all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS No. 156 also permits servicers to subsequently measure each separate class of servicing assets and liabilities at fair value rather than at the lower of cost or market.
For those companies that elect to measure their servicing assets and liabilities at fair value, SFAS No. 156 requires the difference between the carrying value and fair value at the date of adoption to be recognized as a cumulative effect adjustment to retained earnings as of the beginning of the fiscal year in which the election is made. SFAS No. 156 was adopted by the Bank beginning in the first quarter of 2007. The adoption of SFAS No. 156 did not have a material impact on the consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, ACCOUNTING FOR CERTAIN HYBRID
FINANCIAL INSTRUMENTS, AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140 ("SFAS
No. 155"). SFAS No. 155 permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to be accounted for as a single financial instrument at fair value with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial

                                       18


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

instruments held, obtained, or issued as of the adoption date. The Bank adopted
SFAS No. 155 on a prospective basis beginning in the first quarter of 2007. As a result, there was no cumulative-effect adjustment on the consolidated financial statements.
Effective for the first quarter of 2006, Merrill Lynch & Co., Inc. adopted the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, a revision of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS No. 123R"). The
Bank participates in the Parent's stock-based compensation plans and is affected by the Parent's adoption of SFAS No. 123R. Under SFAS No. 123R, compensation expense for share-based awards that do not require future service is recorded immediately, and share-based awards that require future service continue to be amortized into expense over the relevant service period. The Parent adopted SFAS
No. 123R under the modified prospective method whereby the provisions of SFAS
No. 123R are generally applied only to share-based awards granted or modified subsequent to adoption. Thus, for MLBUSA, SFAS No. 123R requires the immediate expensing of share-based awards granted or modified in 2006 to retirement-eligible employees, including awards that are subject to non-compete provisions. The total expense for the stock-based compensation awards for the
2005 performance year granted to retirement-eligible employees in January 2006 was recognized in the first quarter of 2006. In addition, beginning with performance year 2006, MLBUSA accrued the expense for future awards to be granted to retirement-eligible employees over the award performance year.
Compensation expense for all future stock awards granted to employees not eligible for retirement with respect to those awards will be recognized over the applicable vesting period.

Prior to the adoption of SFAS No. 123R, the Bank had recognized expense for share-based compensation over the vesting period stipulated in the grant for all employees, including those who had satisfied retirement eligibility criteria but were subject to a non-compete agreement that applied from the date of retirement through each applicable vesting period. MLBUSA had accelerated any unrecognized compensation cost for such awards if a retirement-eligible employee left the firm. Because SFAS No. 123R applies only to awards granted or modified in 2006, expenses for share-based awards granted prior to 2006 to employees who were retirement-eligible with respect to those awards prior to the adoption of SFAS
No. 123R must continue to be amortized over the stated vesting period.

The Bank participates in the Parent's long-term incentive compensation plans.
The Parent, after completing a comprehensive review of all stock-based incentive compensation awards, determined that future stock grants should contain more stringent provisions regarding age and length of service requirements for employees to be eligible to retire while the stock awards continue to vest. To facilitate transition to the more stringent future requirements, the terms of most outstanding stock awards previously granted to employees were modified, effective March 31, 2006, to be immediately eligible for retirement with respect to those earlier awards, though the vesting and non-compete provisions for those awards remain in force. As the provisions of SFAS No. 123R also apply to awards modified in 2006, these modifications required the Bank to record an additional one-time compensation expense in the first quarter of 2006 for the remaining unamortized amount of all awards to employees who had not previously been retirement-eligible under the original provisions of those awards. Compensation expense for all future stock awards granted to employees not eligible for retirement with respect to those awards will be recognized over the applicable vesting period.

The one-time charge associated with the adoption of SFAS No. 123R and the policy modifications to previous awards resulted in a net charge to compensation expense in 2006 of approximately $72 million pre-tax and $44 million after-tax.
The charge for adoption of SFAS No. 123R was approximately $34 million pre-tax and $21 million after-tax. The charge for policy modifications to previous awards was approximately $38 million pre-tax and $23 million of the after-tax.

                                       19


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

NOTE 2. Trading Assets and Liabilities

Trading assets and liabilities are summarized below:

                                          DECEMBER 28, 2007   DECEMBER 29, 2006
                                          -----------------   -----------------
Debt instruments:                              $792,154          $1,619,036
   Mortgage-backed securities
   Asset-backed securities                      133,121             130,594
Derivative Receivables:
   Interest rate swaps                            8,754              11,069
   Interest rate futures                             --                  (4)
   To-be-announced forward contracts                 --                 127
   Credit default swaps                              --                (498)
   Warrant                                          111                  --
                                               --------          ----------
Total                                          $934,140          $1,760,324
                                               ========          ==========

Trading derivatives payable of $6,005 and $7,960 as of December 28, 2007 and
December 29, 2006, respectively, are reported in other liabilities.

Trading (losses) income are summarized as follows:

                                            FOR THE YEAR ENDED DECEMBER 28, 2007
                                            ------------------------------------
                                               REALIZED  UNREALIZED    TOTAL
                                               --------  ----------  --------
Mortgage-backed securities                     $(3,551)   $(15,839)  $(19,390)
Asset-backed securities                             (6)     (9,981)    (9,987)
U.S. Treasuries and government securities        2,084          --      2,084
Interest rate swaps                             13,626     (24,222)   (10,596)
Interest rate futures                             (360)        297        (63)
To-be-announced forward contracts                  222        (127)        95
Credit default swaps                              (242)      2,483      2,241
Warrant                                            111          --        111
                                               -------    --------   --------
Total                                          $11,884    $(47,389)  $(35,505)
                                               =======    ========   ========

                                                       FOR THE YEAR ENDED
                                                        DECEMBER 29, 2006
                                                 ------------------------------
                                                 REALIZED  UNREALIZED   TOTAL
                                                 --------  ----------  -------
Mortgage-backed securities                       $ (3,345)  $13,306    $ 9,961
Asset-backed securities                             2,170      (311)     1,859
U.S. Treasuries and government securities              --        (6)        (6)
Interest rate swaps                                (7,275)    9,594      2,319
Interest rate futures                                  68      (133)       (65)
To-be-announced forward contracts                  (1,813)    1,288       (525)
Credit default swaps                                 (476)      525         49
                                                 --------   -------    -------
Total                                            $(10,671)  $24,263    $13,592
                                                 ========   =======    =======

                                       20


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

                                                       FOR THE YEAR ENDED
                                                        DECEMBER 30, 2005
                                                 -------------------------------
                                                 REALIZED  UNREALIZED    TOTAL
                                                 --------  ----------  --------
Mortgage-backed securities                       $(10,810)  $(2,964)   $(13,774)
Asset-backed securities                               (91)   (2,485)     (2,576)
U.S. Treasuries and government securities             (50)    2,665       2,615
Interest rate swaps                                (7,524)   21,360      13,836
To-be-announced forward contracts                  (1,601)      120      (1,481)
Interest rate futures                                 119       (60)         59
Credit default swaps                                 (666)      834         168
                                                 --------   -------    --------
Total                                            $(20,623)  $19,470    $ (1,153)
                                                 ========   =======    ========

NOTE 3. Securities

Securities on the consolidated balance sheets include certain securities that do not qualify for the accounting prescribed by SFAS No. 115. Securities reported on the consolidated balance sheets are as follows:

                                            DECEMBER 28, 2007  DECEMBER 29, 2006
                                            -----------------  -----------------
Available-for-Sale                             $22,560,834        $20,977,942
Held-to-maturity                                     2,160              2,000
Nonqualifying (1)                                2,410,667          2,308,369
                                               -----------        -----------
Total                                          $24,973,661        $23,288,311
                                               ===========        ===========

(1)  Nonqualifying includes a corporate preferred stock issue that does not have a readily determinable fair value. The security does not qualify as a marketable equity security under SFAS No. 115 and is accounted for at cost.

Information regarding investment securities subject to SFAS No. 115 follows:


                                                            DECEMBER 28, 2007
                                            -------------------------------------------------
                                                           GROSS        GROSS
                                             AMORTIZED   UNREALIZED   UNREALIZED   ESTIMATED
                                               COST        GAINS        LOSSES    FAIR VALUE
                                            -----------  ----------  -----------  -----------
AVAILABLE-FOR-SALE
Mortgage-backed securities                  $15,308,505    $26,220   $(1,032,522) $14,302,203
Asset-backed securities                       8,997,260      1,223      (975,967)   8,022,516
U.S. Treasuries and government securities         9,899         12            --        9,911
Corporate debt securities                       242,993        214       (17,003)     226,204
                                            -----------    -------   -----------  -----------
Total                                       $24,558,657    $27,669   $(2,025,492) $22,560,834
                                            ===========    =======   ===========  ===========
HELD-TO-MATURITY
Mortgage-backed securities                  $     2,160    $    --   $        --  $     2,160
                                            ===========    =======   ===========  ===========


                                       21


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                            DECEMBER 29, 2006
                                            -------------------------------------------------
                                                           GROSS        GROSS
                                             AMORTIZED   UNREALIZED   UNREALIZED   ESTIMATED
                                               COST        GAINS        LOSSES    FAIR VALUE
                                            -----------  ----------  -----------  -----------
AVAILABLE-FOR-SALE
Mortgage-backed securities                  $12,722,021    $69,914    $(56,976)   $12,734,959
Asset-backed securities                       7,581,101     10,473      (5,991)     7,585,583
U.S. Treasuries and government securities       171,234         --      (8,812)       162,422
Corporate debt securities                       243,072        627         (79)       243,620
Non-U.S. government securities                  253,810         --      (2,452)       251,358
                                            -----------    -------    --------    -----------
Total                                       $20,971,238    $81,014    $(74,310)   $20,977,942
                                            ===========    =======    ========    ===========
HELD-TO-MATURITY
Mortgage-backed securities                  $     2,000    $    --    $     --    $     2,000
                                            ===========    =======    ========    ===========


The activity from sales of securities is summarized below:


                                                     FOR YEARS ENDED
                                ---------------------------------------------------------
                                DECEMBER 28, 2007   DECEMBER 29, 2006   DECEMBER 30, 2005
                                -----------------   -----------------   -----------------
AVAILABLE-FOR-SALE
Proceeds                            $5,654,812          $5,275,530         $19,255,718
Net realized (losses) gains(1)         (53,853)             15,660              42,420
Tax (benefit) provision                (18,849)              6,615              14,484
TRADING
Proceeds                            $3,682,830          $4,978,095         $ 6,855,079
Realized losses                         (2,110)             (1,175)            (10,951)
Tax benefit                               (802)               (331)             (4,036)


(1)  Includes (losses) gains on derivatives hedging the available-for-sale portfolio of $(30,893), $41,712, and $(87,367) for 2007, 2006, and 2005,
     respectively.

Available-for-sale securities with unrealized losses, net of fair value hedges, as of December 28, 2007 and December 29, 2006 are presented in the following tables by the length of time individual securities have been in a continuous unrealized loss position. The unrealized loss amounts are reported net of the effect of fair value hedges.

                                       22


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                               DECEMBER 28, 2007
                   ----------------------------------------------------------------------------------------
                                                          LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS
                                                GROSS                      GROSS                   GROSS
                    AMORTIZED    ESTIMATED    UNREALIZED   ESTIMATED    UNREALIZED    ESTIMATED  UNREALIZED
                      COST       FAIR VALUE     LOSSES    FAIR  VALUE     LOSSES     FAIR VALUE    LOSSES
                   -----------  -----------  -----------  -----------  -----------  -----------  ----------
Mortgage-backed
   securities      $15,170,656  $13,916,171  $(1,254,485) $12,544,401  $(1,107,742)  $1,371,770   $(146,743)
Asset-backed
   securities        8,441,087    7,524,038     (917,050)   6,146,161     (765,451)   1,377,877    (151,599)
Corporate debt
   securities          242,760      223,062      (19,698)     181,954      (14,363)      41,108      (5,335)
                   -----------  -----------  -----------  -----------  -----------   ----------   ---------
Total              $23,854,503  $21,663,271  $(2,191,233) $18,872,516  $(1,887,556)  $2,790,755   $(303,677)
                   ===========  ===========  ===========  ===========  ===========   ==========   =========



                                                               DECEMBER 29, 2006
                   ----------------------------------------------------------------------------------------
                                                          LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS
                                                GROSS                      GROSS                   GROSS
                    AMORTIZED    ESTIMATED    UNREALIZED   ESTIMATED    UNREALIZED    ESTIMATED  UNREALIZED
                      COST       FAIR VALUE     LOSSES    FAIR  VALUE     LOSSES     FAIR VALUE    LOSSES
                   -----------  -----------  -----------  -----------  -----------  -----------  ----------
Mortgage-backed
   securities       $3,738,023  $3,731,356      $ (6,667)  $3,481,062      $(2,851)    $250,294    $ (3,816)
Asset-backed
   securities        2,909,353   2,903,361        (5,992)   2,752,430       (1,395)     150,931      (4,597)
U.S. Treasury
   and government
   securities          163,827     157,381        (6,446)          --           --      157,381      (6,446)
Corporate debt
   securities          146,448     146,188          (260)     146,188         (260)          --          --
Non-U.S.
   government
   securities          253,810     245,536        (8,274)          --           --      245,536      (8,274)
                    ----------  ----------      --------   ----------      -------     --------    --------
Total               $7,211,461  $7,183,822      $(27,639)  $6,379,680      $(4,506)    $804,142    $(23,133)
                    ==========  ==========      ========   ==========      =======     ========    ========


As of December 28, 2007 and December 29, 2006, approximately 94 percent and 90 percent, respectively, of the securities with unrealized losses are either AA or
AAA rated. MLBUSA has the ability and the intent to hold the securities for a period of time sufficient for the market price to recover to at least the adjusted amortized cost of the securities.

During 2007, the Bank determined that certain available-for-sale asset-backed and mortgage-backed securities were other-than-temporarily impaired and recognized losses of $567,905. No securities were identified as other-than-temporarily impaired during 2006 or 2005.

During 2007, MLBUSA recorded losses of approximately $700,000 resulting from net exposures to U.S. sub-prime residential mortgage-backed securities/1/ and ABS collateralized debt obligations ("ABS CDOs") whose underlying collateral includes certain sub-prime residential mortgage-backed securities. This amount includes $401,666 also reported as an other-than-temporarily impaired

----------
/1/  Sub-prime mortgages are single family residential mortgages displaying more than one high risk characteristic, such as (i) low FICO score (generally below 660); (ii) high loan-to-value ("LTV") ratios (LTV greater than 80%
     without borrower paid mortgage insurance); (iii) high debt-to-income ratios
     (greater than 45 percent), or (iv) stated/limited income documentation.
     Sub-prime mortgage related securities are those securities that derive a significant portion of their value from sub-prime mortgages.

                                       23


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

security loss in the preceding paragraph. In addition, during 2007 MLBUSA recorded declines in the fair value of SFAS 115 sub-prime mortgage-backed securities and ABS CDOs in other comprehensive income of $730,564 pre-tax.
MLBUSA has SFAS 115 investment securities that have exposure to U.S. sub-prime residential mortgage-related assets of $4,123,264 at December 28, 2007. $251,211 of the $4,123,264 is related to ABS CDOs. 93 percent of the $251,211 in sub-prime residential mortgage ABS CDOs were rated either AAA or AA at December
28, 2007. Of the approximately $3,872,000 sub-prime mortgage-backed securities exposure not ABS CDOs, 98 percent were rated AAA or AA at December 28, 2007.

Valuation of these exposures will continue to be affected by external market factors including default rates, rating agency actions, and the prices at which observable market transactions occur. MLBUSA's ability to mitigate its risk by selling or hedging its exposures is also limited by the market environment.
MLBUSA's future results may continue to be materially affected by the valuation adjustments applied to these positions.

The change in net unrealized gains (losses) on securities included in other comprehensive income represents the net unrealized holding gains (losses), considering the effect of derivatives that qualify for fair value hedge accounting treatment. Reclassification adjustments are amounts recognized in net earnings during the current year that had been part of other comprehensive income in prior years.

The following tables provide a rollforward of other comprehensive income balances, including changes related to available for sale securities and cash flow hedging activities:


                                                                FOR THE YEAR ENDED DECEMBER 28, 2007
                                                            -------------------------------------------
                                                            AVAILABLE FOR SALE  CASH FLOW
                                                                SECURITIES        HEDGES      TOTAL
                                                            ------------------  ---------  ------------
Balance, beginning of period                                   $     4,779       $ (5,071)  $      (292)
Net unrealized holding (losses) gains arising during the
   period,  net of taxes                                        (1,360,058)        70,159    (1,289,899)
Reclassification adjustment for net losses included in net
   earnings, net of taxes                                           31,297         12,088        43,385
                                                               -----------       --------   -----------
Balance, end of period                                         $(1,323,982)      $ 77,176   $(1,246,806)
                                                               ===========       ========   ===========



                                                                FOR THE YEAR ENDED DECEMBER 29, 2006
                                                            -------------------------------------------
                                                            AVAILABLE FOR SALE  CASH FLOW
                                                                SECURITIES        HEDGES      TOTAL
                                                            ------------------  ---------  ------------
Balance, beginning of period                                     $(11,234)        $   433    $(10,801)
Net unrealized holding gains (losses) arising during the            7,034          (4,708)      2,326
   period, net of taxes
Reclassification adjustment for net loses (gains) included
   in net earnings, net of taxes                                    8,979            (796)      8,183
                                                                 --------         -------    --------
Balance, end of period                                           $  4,779         $(5,071)   $   (292)
                                                                 ========         =======    ========


                                       24


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                                FOR THE YEAR ENDED DECEMBER 30, 2005
                                                            -------------------------------------------
                                                            AVAILABLE FOR SALE  CASH FLOW
                                                                SECURITIES        HEDGES      TOTAL
                                                            ------------------  ---------  ------------
Balance, beginning of period                                     $ (6,849)       $ 1,514     $ (5,335)
Net unrealized holding gains arising during the period,
   net of taxes                                                    29,566          1,284       30,850
Reclassification adjustment for net gains included in
   net earnings, net of taxes                                     (33,951)        (2,365)     (36,316)
                                                                 --------        -------     --------
Balance, end of period                                           $(11,234)       $   433     $(10,801)
                                                                 ========        =======     ========


The maturity schedule of the amortized cost and estimated fair values of securities subject to SFAS No. 115 is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities.
Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

                                             DECEMBER 28, 2007
                                        ---------------------------
                                         AMORTIZED   ESTIMATED FAIR
                                            COST         VALUE
                                        -----------  --------------
AVAILABLE-FOR-SALE
Due in one year or less                 $   437,677    $   435,884
Due after one year through five years     1,357,754      1,284,042
Due after five years through ten years    1,565,395      1,441,056
Due after ten years                      21,197,831     19,399,852
                                        -----------    -----------
Total                                   $24,558,657    $22,560,834
                                        ===========    ===========
HELD-TO-MATURITY
Due after ten years                     $     2,160    $     2,160
                                        ===========    ===========

                                       25


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

NOTE 4. Loans and Leases Held For Sale and Loans and Leases Receivable

Loans and leases held for sale consist of:


                                                    DECEMBER 28, 2007   DECEMBER 29, 2006
                                                    -----------------   -----------------
Automobile (at fair value as of December 28, 2007)      $  629,560          $1,598,047
Real estate                                                611,157             518,792
Commercial                                                 412,129             299,782
SBA Lending                                                236,731                  --
Other consumer                                              80,052             105,791
Residential mortgages - 1-4 family                          48,476              27,077
Credit card                                                     32              17,130
Deferred fees, net                                          (9,335)           (273,314)
                                                        ----------          ----------
Total                                                   $2,008,802          $2,293,305
                                                        ==========          ==========


The LOCOM adjustment to reduce the loan cost to estimated market value, and the amount of the LOCOM adjustment included in gains on sale or transfers of loans, follow:


                                                     DECEMBER 28, 2007  DECEMBER 29, 2006  DECEMBER 30, 2005
                                                     -----------------  -----------------  -----------------
Balance, beginning of period                              $14,803           $ 52,035           $ 32,018
LOCOM expense (recovery)                                   78,992            (20,988)            55,786
Net LOCOM adjustment on loans sold                             --            (15,719)           (35,769)
Net LOCOM adjustment on loans transferred in
   internal reorganization                                     --               (586)                --
LOCOM on loans transferred to loans receivable, net        (2,444)                --                 --
Foreign exchange revaluation                                    3                 61                 --
                                                          -------           --------           --------
Balance, end of period                                    $91,354           $ 14,803           $ 52,035
                                                          =======           ========           ========


                                       26


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

Loans and leases receivable held for investment ("loans") are summarized below:

                                          DECEMBER 28, 2007   DECEMBER 29, 2006
                                          -----------------   -----------------
CONSUMER
Securities-based                             $ 5,827,173         $ 4,778,236
Residential mortgages-1-4 family               4,405,572           5,110,659
Delayed debit                                     57,559              63,564
Unsecured                                         10,473              24,709
Residential mortgages-home equity                  9,082              14,929
                                             -----------         -----------
Total consumer                                10,309,859           9,992,097

COMMERCIAL
Asset-based                                  $ 3,265,665         $ 7,457,906
Unsecured                                      2,831,619             926,667
Commercial and industrial                      1,935,080           2,038,965
Securities-based                               1,870,091           1,571,626
Real estate                                      665,048             839,618
Secured                                          656,886             257,021
Hedge fund lending                                94,592           1,293,695
Other                                                 18                 448
                                             -----------         -----------
Total commercial                              11,318,999          14,385,946
Deferred fees, net                               (29,405)            (27,103)
                                             -----------         -----------
Total                                        $21,599,453         $24,350,940
                                             ===========         ===========

The principal balance of nonaccruing loans receivable was $164,342 and $125,523 at December 28, 2007 and December 29, 2006, respectively. Foregone interest income on nonaccruing loan receivable during 2007, 2006, and 2005 was approximately $9,790, $16,894, and $24,337, respectively.

Information pertaining to impaired loans is summarized below:


                                                     DECEMBER 28, 2007   DECEMBER 29, 2006
                                                     -----------------   -----------------
Impaired loans with an allowance for loan loss            $184,570            $51,270
Impaired loans without an allowance for loan loss              500                 --
Impaired loans that have been charged-off partially         19,459             14,858
                                                          --------            -------
Total impaired loans                                      $204,529            $66,128
                                                          ========            =======
Allowance for loan losses related to impaired loans       $ 35,615            $18,130
                                                          ========            =======


                                       27


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                                  FOR YEARS ENDED
                                              -------------------------------------------------------
                                              DECEMBER 28, 2007  DECEMBER 29, 2006  DECEMBER 30, 2005
                                              -----------------  -----------------  -----------------
Average investment in impaired loans               $177,829           $103,445           $130,747
Interest income recognized on impaired loans       $  5,073           $  5,981           $  1,983
Interest income recognized on a cash basis
   on impaired loans                               $  5,071           $  5,874           $  1,957


The Bank's exposure to credit risk associated with its lending activities is measured on an individual customer basis as well as by groups of customers that share similar attributes. In the normal course of its business, the Bank has concentrations of credit risk in its loan portfolio in certain geographic areas, in certain industries, and in certain loan products with terms that may provide for an increase in loan payments for reasons other than increases in interest rates.

At December 28, 2007 and December 29, 2006, states in which the principal amount of loans and leases held for sale and loans and leases receivable exceeded 5% of total loans held for sale and loans receivable follow:

              2007   2006
              ----   ----
California     17%    17%
New York       13      8
Florida         7      7
Texas           6      6
Delaware        2     14

At December 28, 2007 and December 29, 2006, industry groups in which the principal amount of consumer and commercial loans and leases held for sale and loans and leases receivable exceeded 5% of total consumer and commercial loans and leases held for sale and loans and leases receivable are as follows:

                                    2007 2006
                                 ----   ----
Consumer products and services    63%    51%
Finance and insurance              6     15

Certain of MLBUSA's consumer loan products include terms that may give rise to a greater risk of non-payment or realization. These include loans with high loan-to-value ratios (over 80 percent and not covered by private mortgage insurance), loans with negative amortization provisions, and loans that possibly expose the borrower to future increases in payments for reasons other than increases resulting solely from increases in interest rates (including interest-only, option adjustable rate loans, and teaser rate loans).

The residential mortgage loan portfolio (including home equity loans) includes loans with terms that may provide for significant payment increases for reasons other than increases in interest rates (largely interest-only loans) in the amount of $3,827,700 and $4,713,496 as of December 28, 2007 and December 29,
2006, respectively. The Bank did not have any negative amortizing or high loan-to-value residential mortgage loans or option adjustable rate loans as of
December 28, 2007 or December 29, 2006.

To limit the Bank's residential mortgage loan exposure to significant payment increases, a loan with interest-only terms, where the borrower makes no principal payments in the initial period and must make both interest and principal payments in the later stages of the loan, is acquired only if it is determined the borrower is able to make the original payment given the note rate plus an increase of at least 2 percent.

                                       28


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

High loan-to-value loans include residential mortgage loans where the loan-to-value ratio exceeds 80 percent at the time of approval and the borrower does not purchase private mortgage insurance. For these loans the Bank requires the borrowers to pledge cash or marketable securities equal to 110 to 130 percent of the amount of the loan that exceeds 80 percent of the real property value. The ratio of security value to amount borrowed in excess of 80 percent of the real property value varies based upon the type, quality, and concentration of the pledged securities. Security values are monitored daily. A maintenance call is issued should this ratio drop below the required level. The borrower must satisfy the call by providing additional securities or paying down the loan.

MLBUSA's consumer securities-based loan product permits negative amortization.
At the customers' election and subject to contractual limitations, interest due can be added to the principal amount. The amount of securities-based loans outstanding for which the customer can elect negative amortization was
$5,826,752 and $4,702,320 as of December 28, 2007 and December 29, 2006,
respectively. To limit MLBUSA's credit risk, the consumer securities-based loans are collateralized by marketable securities in an amount that results in a loan-to-value ratio of 40 percent to 95 percent, depending on the type, quality, and mix of collateral provided. Security values are monitored daily. A maintenance call is issued by the Bank should the collateral value drop below minimum required levels. The borrower must satisfy the call by providing additional securities or paying down the loan.

Commercial loans commonly include terms that may result in an increase in loan payments for reasons other than increases in interest rates, such as interest-only, high loan-to-value, and, in certain cases (such as real estate development loans), negative amortization terms. However, certain of MLBUSA's commercial loan products permit negative amortization without requiring the borrower to pay any principal or interest for an extended period of time as presented in the following table:

                              DECEMBER 28, 2007   DECEMBER 29, 2006
                              -----------------   -----------------
Commercial securities-based       $1,816,533          $1,501,406
Small business                       965,293           1,113,984
                                  ----------          ----------
Total                             $2,781,826          $2,615,390
                                  ==========          ==========

The commercial securities-based loans product permits an automated feature that at the borrower's election, subject to contractual limitations, adds interest due to principal up to the full amount of the commitment or available collateral. The borrower can elect to pay down principal at any time without penalty. To limit MLBUSA's credit risk, the commercial securities-based loans are collateralized by marketable securities in an amount that results in a loan-to-value ratio of 40 percent to 95 percent, depending on the type, quality, and mix of collateral provided. Security values are monitored daily. A maintenance call is issued should the collateral level decline below the minimum required levels. The borrower must satisfy the call by providing additional securities or paying down the loan.

The small business loan product also contains an automated feature that adds interest due to the principal balance up to the full amount of the loan commitment. The borrower can pay down principal at anytime without penalty. To limit the Bank's credit risk, the loans are underwritten based upon the borrower's estimated ability to generate the cash flows from ongoing business operations to service the maximum approved facility according to contractual terms. In addition, the loans are typically collateralized by the general pledge of inventory and/or accounts receivable, and may be collateralized by equipment, property, or personal guarantees. These loans are subject to an annual underwriting review designed to identify credit deterioration in the loan portfolio and establish remedial action to limit credit losses.

To limit the Bank's credit risk exposure in other loan products, most lending, other than unsecured commercial loans, is done on a secured basis. Secured commercial loans are generally collateralized by the borrower's receivables, inventory, fixed assets, real estate, other assets or combination of assets and personal guarantees. Closed-end real estate secured loans generally do not exceed 80 percent of the collateral's appraised value at origination, or upon completion of a construction project, unless appropriate credit enhancement is obtained in the form of private mortgage insurance or readily marketable collateral. Open-end real estate secured loans generally do not exceed 90 percent of the collateral's appraised value at origination.

                                       29


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

Automobile loans are collateralized by liens on the financed vehicles.
Asset-based loans are collateralized by various borrower owned assets, such as customer receivables or equipment. While MLBUSA may fund up to 100 percent of the asset-based loans' collateral book value, all asset-based loans are characterized by over-collateralization of cash flows, MLBUSA lending at a discount to book value, MLBUSA ensuring that cash flows generated by the collateralizing assets are prioritized to service the Bank's loan, or a combination of two or more means to limit credit risk exposure. Loans to hedge funds and fund of funds are collateralized by hedge fund shares, where the estimated value of the shares pledged is approximately twice the loan amount
(loan-to-value ratio of collateral is approximately 50 percent).

NOTE 5. Allowance for Loan and Lease Losses and Unfunded Loan Commitments

Changes in the allowance for loan and lease losses are summarized below:


                                                                                          FOR YEARS ENDED
                                                                    ---------------------------------------------------------
                                                                    DECEMBER 28, 2007   DECEMBER 29, 2006   DECEMBER 30, 2005
                                                                    -----------------   -----------------   -----------------
Balance, beginning of year                                              $103,957             $151,351            $ 97,660
Provision (recovery of prior provision) for loan and lease losses         66,557              (18,257)            114,195
Charge-offs, net of recoveries                                             1,366              (18,757)            (60,307)
Reserves transferred in internal reorganization                             (811)             (10,562)                 --
Foreign exchange re-measurement                                               65                  182                (197)
                                                                        --------             --------            --------
Balance, end of year                                                    $171,134             $103,957            $151,351
                                                                        ========             ========            ========


Changes in the allowance for unfunded loan commitments (reported as a component of other liabilities) are summarized below:


                                                                                         FOR YEARS ENDED
                                                                    ---------------------------------------------------------
                                                                    DECEMBER 28, 2007   DECEMBER 29, 2006   DECEMBER 30, 2005
                                                                    -----------------   -----------------   -----------------
Balance, beginning of year                                              $128,786              $139,531          $ 89,638
Provision (recovery of prior provision)                                   57,013                (9,573)           50,170
Reserves transferred in internal reorganization                              (54)               (1,375)               --
Foreign exchange re-measurement                                               64                   203              (277)
                                                                        --------              --------          --------
Balance, end of year                                                    $185,809              $128,786          $139,531
                                                                        ========              ========          ========


                                       30


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

NOTE 6. Property and Equipment

Property and equipment are summarized below:


                                                 DECEMBER 28, 2007   DECEMBER 29, 2006
                                                 -----------------   -----------------
Land                                                  $    119           $    119
Buildings                                                2,012              1,306
Furniture, equipment, and software                      48,725             49,660
Leasehold improvements                                  12,177             10,215
Construction-in-progress                                   819                481
                                                      --------           --------
Total                                                   63,852             61,781
Less accumulated depreciation and amortization         (53,046)           (52,167)
                                                      --------           --------
Property and equipment, net                           $ 10,806           $  9,614
                                                      ========           ========


Depreciation expense was $4,819 in 2007, $5,276 in 2006, and $7,175 in 2005.
From time to time, the Bank may acquire existing assets and related accumulated depreciation from the Parent or affiliates.

NOTE 7. Deposits

MONEY MARKET DEPOSITS

The Bank, in conjunction with affiliated entities, maintains several bank deposit sweep programs. These programs sweep certain cash balances associated with affiliate customer relationships into separate money market deposit accounts and, in some cases, transaction accounts at the Bank. The weighted average interest rate for money market deposits effective at December 28, 2007,
December 29, 2006, and December 30, 2005 was 2.9%, 2.8%, and 2.7%, respectively.

CERTIFICATES OF DEPOSITS

The weighted average interest rate for certificates of deposit (including the effect of hedges) was 5.0% at December 28, 2007, 5.3% at December 29, 2006 and
4.1% at December 30, 2005. Certain certificates of deposit are tied to various market indices. The Bank has entered into interest rate swap agreements to convert these indices into London Interbank Offered Rate ("LIBOR") based funding.

Certificates of deposit at December 28, 2007 and December 29, 2006 of $33,583
and $99,391, respectively, are subject to a call option by the Bank. Early withdrawals of these certificates are prohibited except in the event of a depositor's death or legal incapacity.

                                       31


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

Deposits have the following maturities:

                                         DECEMBER 28, 2007   DECEMBER 29, 2006
                                         -----------------   -----------------
Money market deposits and NOW accounts      $54,032,239          $52,946,206
Certificates of deposit:
   One year or less                           1,822,032            1,404,915
   After one year to two years                   50,327               52,766
   After two years to three years               154,578               49,654
   After three years to four years              100,818              148,645
   After four years to five years                75,641               69,144
   Thereafter                                   119,676              131,249
                                            -----------          -----------
Total certificates of deposit                 2,323,072            1,856,373
                                            -----------          -----------
Total                                       $56,355,311          $54,802,579
                                            ===========          ===========

Certificates of deposit accounts issued in amounts of $100 or more totaled
$2,323,063 and $1,856,201 at December 28, 2007 and December 29, 2006,
respectively. At December 28, 2007, $1,066,608 of these deposits mature within three months, $706,617 mature in more than three but less than six months,
$48,798 mature in more than six months but less than one year, and $501,040 mature after one year.

NOTE 8. Borrowed Funds

FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Federal funds purchased and securities sold under agreements to repurchase generally mature within 30 days of the transaction date. Financial data pertaining to federal funds purchased and securities sold under agreements to repurchase follows:

                                       32


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                                             SECURITIES SOLD UNDER
                                                 FEDERAL FUNDS PURCHASED   AGREEMENTS TO REPURCHASE
                                                 -----------------------   ------------------------
2007
Maximum amount outstanding at any month end             $2,710,740                 $6,632,415
Average balance for the year                            $1,162,818                 $3,492,609
Weighted average interest rate, end of year                   5.07%                      5.14%
Weighted average interest rate during the year                5.27%                      5.36%

2006
Maximum amount outstanding at any month end             $  704,000                 $4,074,833
Average balance for the year                            $  468,638                 $  429,729
Weighted average interest rate, end of year                   5.30%                      5.35%
Weighted average interest rate during the year                5.14%                      5.37%

2005
Maximum amount outstanding at any month end             $1,650,000                 $5,035,046
Average balance for the year                            $  477,349                 $2,689,830
Weighted average interest rate, end of year                   4.13%                      none
Weighted average interest rate during the year                3.75%                      2.98%


Federal funds purchased were $668,813 and $704,000 at December 28, 2007 and
December 29, 2006, respectively. Securities sold under agreements to repurchase were $5,088,258 and $4,074,833 at December 28, 2007 and December 29, 2006,
respectively.

SECURED CREDIT FACILITY

In 2006, the Bank joined with the Parent and certain affiliates in a secured credit facility. As of December 28, 2007, this facility amounted to $3,500,000.
The Bank is accountable only to the extent it has borrowed under this facility.
The Bank may borrow up to $3,500,000 less any amounts borrowed by the Parent and affiliates. The facility expires in May 2008, and includes a one-year term-out option that allows the Bank to extend borrowings under the facility for a further year beyond the borrowings' expiration dates. The credit facility permits borrowings secured by a broad range of collateral, but does limit the amount of certain types of collateral. There were no borrowings outstanding to any of the parties under the secured credit facility at December 28, 2007 and
December 29, 2006.

MASTER REPURCHASE AGREEMENT

In March 2007, the Bank entered into a master repurchase agreement with a third party, in which MLBUSA may sell securities or other assets via a repurchase agreement up to a maximum of $3,081,000 at MLBUSA's request. The third party agrees to purchase the securities and resell them to MLBUSA on demand. As of
December 28, 2007, $2,666,141 in securities were sold pursuant to this agreement and are included securities sold under agreements to repurchase reported above.
The Bank pays a 4.5 basis points commitment fee on any unutilized commitment amount.

ADVANCES FROM FHLB

As a member of the FHLB of Seattle, MLBUSA maintains a credit line that is a percentage of total qualifying assets, subject to collateralization requirements. Advances can be collateralized in the aggregate by deposits with the FHLB, certain mortgages or deeds of trust, securities of the U.S. government and its agencies, and other qualifying investments. The maximum amount of credit that the FHLB will extend varies from time to time in accordance with their policies. The Bank pledges collateral for its borrowings with a Blanket Pledge
Agreement in favor of the FHLB. Under the agreement, the Bank must maintain collateral at levels prescribed by the FHLB according to the nature of the collateral held by the Bank.

                                       33


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

Collateral levels prescribed by the FHLB amounted to $8,840,891 at December 28,
2007 and $0 at December 29, 2006. The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing.

Scheduled maturities of advances from the FHLB follow:


                                       DECEMBER 28, 2007             DECEMBER 29, 2006
                                 -----------------------------   -------------------------
                                                  Weighted                    Weighted
                                              Average Interest            Average Interest
                                   Amount          Rates         Amount        Rates
                                 ----------   ----------------   ------   ----------------
Due within one year              $1,200,000        4.62%           $--          none
After one but within two years    7,500,000        4.98%            --          none
                                 ----------                        ---
                                 $8,700,000                        $--
                                 ==========                        ===


Financial data pertaining to advances from the FHLB follows:


                                                                     FOR YEARS ENDED
                                                 ---------------------------------------------------------
                                                 DECEMBER 28, 2007   DECEMBER 29, 2006   DECEMBER 30, 2005
                                                 -----------------   -----------------   -----------------
Weighted average interest rate, end of year                4.93%             none                none
Weighted average interest rate during the year             5.26%             5.09%                3.52%
Average balance for the year                        $ 3,362,214            $6,212           $  499,039
Maximum amount outstanding at any month end         $10,000,000            $   --           $1,002,200


NOTE 9. Subordinated Debt

In connection with a credit facility between the Parent and MLBUSA (the
"Subordinated Debt Facility"), MLBUSA may borrow term subordinated debt in amounts to be agreed upon between MLBUSA and the Parent. Individual term subordinated advances have a maturity of six years. The maturity date of each advance automatically extends each year such that the remaining term is never less than five years. Either the Parent or MLBUSA may determine not to automatically extend the maturity upon proper notification to the other. As of
December 28, 2007 and December 29, 2006, the amount outstanding under this facility was $500,000. The average balance outstanding during 2007 and 2006 was
$500,000 and $256,181, respectively. The weighted average interest rate for the years ended December 28, 2007 and December 29, 2006 was 5.85% and 5.64%,
respectively.

                                       34


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

NOTE 10. Income Taxes

The income tax provisions are summarized below:

                                       FOR YEARS ENDED
                   ---------------------------------------------------------
                   DECEMBER 28, 2007   DECEMBER 29, 2006   DECEMBER 30, 2005
                   -----------------   -----------------   -----------------
U.S. Federal:
   Current             $ 673,306            $701,012            $535,510
   Deferred             (337,844)            (28,495)             21,666
                       ---------            --------            --------
                         335,462             672,517             557,176
State and Local:
   Current             $ 107,897              52,006              39,109
   Deferred              (69,110)             (8,288)              8,874
                       ---------            --------            --------
                          38,787              43,718              47,983
                       ---------            --------            --------
Total                  $ 374,249            $716,235            $605,159
                       =========            ========            ========

As part of the consolidated group, the Bank transfers to the Parent its current
U.S. Federal, state and local tax assets and liabilities. Amounts payable to, or receivable from, the Parent are settled quarterly. A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective income tax rate follows:

                                         PERCENTAGE OF PRE-TAX EARNINGS
                                         ------------------------------
                                               2007   2006   2005
                                               ----   ----   ----
Statutory U.S. Federal income tax rate         35.0%  35.0%  35.0%
State and local income taxes,
   net of U.S. Federal benefit                  2.6    1.4    1.9
Dividend received deductions                   (2.0)  (1.0)  (1.2)
Other                                           1.3    0.2    0.3
                                               ----   ----   ----
Total                                          36.9%  35.6%  36.0%
                                               ====   ====   ====

                                       35


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax assets and liabilities for each of the years in the two-year period ended December 28, 2007 are presented as follows:


                                                          DECEMBER 28, 2007   DECEMBER 29, 2006
                                                          -----------------   -----------------
Deferred tax assets:
   Net unrealized loss on securities available-for-sale      $  845,295           $     --
   Allowance for loan losses                                    205,569             53,105
   Losses from liquidity asset purchase agreements              176,009                 --
   Other-than-temporary impairment on securities                148,523                 --
   LOCOM adjustment on held-for-sale loans                       80,109             34,681
   Deferred revenue                                              18,982              6,243
   Mark-to-market on trading assets/swaps                        77,508              3,543
   Deferred fees received                                         6,671             10,224
   Restricted stock                                              49,224             57,621
   Fair value option election on auto loans                      22,713                 --
   Other deferred compensation                                    8,859             13,029
   Allowance for unfunded loan commitments                        4,297             42,958
   Stock options                                                  3,133             12,111
   Basis adjustment on securities                                 1,290                 --
   Depreciation                                                     703                 --
   Deferred gains on swaps                                           --              9,247
   Charge-offs pursuing collection                                   --             74,659
   Mark-to-market on cash flow hedges                                --              3,238
   Other                                                          7,317             43,015
                                                             ----------           --------
Total deferred tax assets                                     1,656,202            363,674
Deferred tax liabilities:
   Depreciation                                                      --            (37,850)
   Deferred gains on swaps                                      (84,251)                --
   Mark-to-market on cash flow hedges                           (49,306)                --
   FHLB dividends                                                (7,441)            (6,638)
   Mark-to-market on trading assets/swaps                            --             (8,432)
   Net unrealized gain on securities available-for-sale              --             (2,908)
   Other                                                         (4,240)            (2,074)
                                                             ----------           --------
Total deferred tax liabilities                                 (145,238)           (57,902)
                                                             ----------           --------
Net deferred tax asset                                       $1,510,964           $305,772
                                                             ==========           ========


                                       36


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

The Bank adopted FIN 48 effective the beginning of the first quarter of 2007 and recognized a decrease to beginning retained earnings and an increase to the liability for unrecognized tax benefits of approximately $10,721.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance, beginning of year $33,640 Additions based on tax positions related to the current year 24,343
                                                                 -------
Balance, end of year                                             $57,983
                                                                 =======

Of the above balance at the end of the year, approximately $37.689 (net of federal benefit of state issues) represents the amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate in future periods.

The Bank, as part of the consolidated group is included in the Parent's consolidated tax returns. The Parent accrues interest and penalties related to unrecognized tax benefits in tax expense for the consolidated group. There were no interest and penalties accrued as of December 28, 2007.

The Parent is under examination by the Internal Revenue Service ("IRS") and other tax authorities in states in which the Bank has significant business operations, such as New York. The tax years under examination vary by jurisdiction.

Below is a chart of tax years that remain subject to examination by major tax jurisdiction:

                            YEARS SUBJECT TO
JURISDICTION                   EXAMINATION
-----------------------     ----------------
US Federal                      2004-2007
New York State and City         2002-2007
Massachusetts                   2004-2007
California                      1997-2007
Illinois                        2004-2007
New Jersey                      2004-2007
Pennsylvania                    2004-2007

The IRS audits for the years 2004-2006 may be completed in 2008. It is also reasonably possible that audits in states may conclude in 2008. While it is reasonably possible that a significant reduction in unrecognized tax benefits may occur within 12 months of December 28, 2007, quantification of an estimated range cannot be made at this time due to the uncertainty of the potential outcome of outstanding issues.

NOTE 11. Securitization Transactions and
         Transactions with Variable Interest Entities

SECURITIZATION TRANSACTIONS

The Bank has a significant financial interest in a qualifying special purpose entity ("QSPE"). In 2001, MLBUSA securitized $648,634 of residential mortgage loans. To securitize these assets, MLBUSA established a QSPE, Merrill Lynch Bank
Mortgage Loan Trust 2001-A ("2001-A"). MLBUSA received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of transaction costs. The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

                                       37


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche. Specifically, the Bank retains a 97% interest in the variable interest entity ("VIE"). Retained interests of
$87,099 and $120,836 at December 28, 2007 and December 29, 2006, respectively, are recorded in available-for-sale mortgage-backed securities at fair value. To obtain fair values, quoted market prices are used if available. Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discounts rates, commensurate with the risks involved.

The following table presents MLBUSA's key weighted average assumptions used to estimate the fair value of the retained interests in 2001-A at December 28,
2007, and the pre-tax sensitivity of the fair values to an immediate 10 and 20 percent adverse change in these assumptions:

                                                  DECEMBER 28, 2007
                                                  -----------------
Weighted average life (in years)                          1.82

Expected credit losses (rate per annum)                   1.49%
   10% adverse change                                  $  (396)
   20% adverse change                                  $  (671)

Weighted average discount rate (rate per annum)           4.88%
   10% adverse change                                  $(1,149)
   20% adverse change                                  $(1,582)

Prepayment speed (constant prepayment rate)              25.00%
   10% adverse change                                  $   (78)
   20% adverse change                                  $  (230)

The sensitivity analysis above is hypothetical and should be used with caution.
In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities. Further changes in fair value based on a 10% or 20% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the sensitivity analysis does not consider any hedging action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

For the years ended December 28, 2007, December 29, 2006 and December 30, 2005,
cash flows received on the retained interests were $39,701, $77,460 and $97,867, respectively. As of December 28, 2007, the principal amount outstanding and delinquencies of the 2001-A securitized mortgage loans were $92,745 and $4,060, respectively. For the year ended December 28, 2007, the Bank recognized net credit losses in the amount of $55 on the 2001-A securitized mortgage loans.

In December 2005, the Bank established an asset-backed commercial paper conduit
("ABCP conduit"). MLBUSA transferred $2,509,723 of investment-grade (AA+ or better) asset-backed securities to the ABCP conduit. The Bank received proceeds in the amount of $2,514,005 and recognized a net gain on the sale of securities of $2,150. MLBUSA did not retain any interest in this securitization but had involvement with the ABCP conduit as described in the section below. However, all securities were purchased from this conduit pursuant to a liquidity asset purchase agreement, and the conduit has become inactive. The ABCP conduit funded its security acquisitions through the issuance of notes, including commercial paper, or the sale of its assets.

During 2005, MLBUSA transferred certain automobile loans held for sale with a fair value of $1,564,036 to a QSPE that subsequently securitized the loans. The
Bank accounted for the transfer as a sale and received proceeds of $1,571,162, which included interest of $7,126. There was no gain or loss on the sale of the loans. Prior to the sale, the loans had a LOCOM adjustment of $35,765. MLBUSA did not retain any interest in this securitization.

                                       38


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

TRANSACTIONS WITH VARIABLE INTEREST ENTITIES ("VIES")

A VIE is defined in FASB Interpretation No. 46R (revised December 2003),
CONSOLIDATION OF VARIABLE INTEREST ENTITIES ("FIN 46R"), as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.
In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor and/or liquidity provider to various VIEs.

The Bank entered into a relationship with a variable interest entity created in
March 2007 to purchase investment-grade, generally mortgage-backed securities, in amounts up to $3.3 billion. The securities acquired were funded by notes payable to third parties and asset backed commercial paper issuances. MLBUSA entered into a liquidity arrangement whereby the Bank would lend up to $3.1 billion to the conduit to retire maturing commercial paper in the event the commercial paper notes issued by the conduit could not be purchased in the market. The Bank initially determined that it was not the primary beneficiary of the conduit and periodically revaluated that determination pursuant to the requirements of FIN 46(R). However, subsequent to remeasurement of the beneficial interest pursuant to an October 26, 2007 reconsideration event, the
Bank determined it was the primary beneficiary of the conduit and consolidated the variable interest entity. The assets held by this conduit are primarily residential and commercial mortgage-backed securities and are reported as available for sale investment securities in the Bank's consolidated financial statements. Total losses recognized as a result of consolidation of this VIE were $283,211.

As of December 28, 2007, MLBUSA had entered into three transactions (including the transaction described above) with VIEs for which MLBUSA was deemed the primary beneficiary and must consolidate the VIEs. As of December 28, 2007, the
Bank had loans outstanding to and investments in the three VIEs in the amount of
$3,162,611. The assets of these VIEs totaled $3,491,305 as of December 28, 2007.
MLBUSA loans outstanding to and investments in two VIEs, for which MLBUSA was deemed the primary beneficiary and consolidated, totaled $123,660 as of December
29, 2006. The assets of the VIEs totaled approximately $136,706 as of December
29, 2006. The consolidated assets that collateralize the Bank's loans are generally loans or securities. Holders of the beneficial interests in these VIEs have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE. Minority interest held in the consolidated VIEs by third parties amounted to $11,613 and $12,278 as of
December 28, 2007 and December 29, 2006, respectively.

In addition, the Bank holds a significant variable interest in various VIEs as a result of its lending and investing activities:

     .    One VIE was created to acquire automobile leases. The Bank also has an investment position in this VIE. As of December 28, 2007, this VIE has total assets of approximately $38. The Bank does not have any exposure to loss as a result of its lending and investment activities in this
          VIE.

     .    Another VIE was created in December 2005, when the Bank established an asset-backed commercial paper conduit ("ABCP conduit"). MLBUSA entered into a liquidity asset purchase agreement with the conduit in the amount of $5,000,000 to purchase investment-grade securities from the
          ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. The Bank also had a commitment to issue letters of credit in aggregate up to $200,000 in the event a credit enhancement was needed to maintain the ABCP conduit rating. Through the exercise of the agreement, the Bank purchased all securities held by the conduit with an amortized cost basis of $4,856,891 and a fair market value of $4,677,014, and recorded a loss of $179,877 on these purchases during the year ended December 28, 2007. A third-party investor purchased an $8,000 note issued by the ABCP conduit which is subordinated to all other claims and enhancements. The Bank is subject to potential losses only to the extent there are assets in the conduit. As a result of the Bank's purchase of all assets held by the conduit, the conduit became inactive. The Bank no longer has a significant variable interest in this VIE, but instead carries the assets it acquired in its consolidated financial statements as available-for-sale investment securities. Although not legally terminated, the Bank does not anticipate using this conduit for off-balance-sheet financing in the future. The Bank also served the conduit as administrative agent for which it received a fee. Fees received for these products and services, while the conduit was active, totaled $9,013 and $10,484 during the years ended December 28,
          2007 and December 29, 2006, respectively.

     .    In June 2006, the Bank established a second asset-backed commercial paper conduit. MLBUSA has entered into a liquidity asset purchase agreement with the conduit with a total potential commitment of
          $5,000,000 to purchase assets from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market.
          Through the exercise of

                                       39


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

          the agreement, the Bank purchased asset-backed securities and loans held by the conduit with an amortized cost basis of $1,362,858 and a fair market value of $1,358,604, and recorded a loss of $4,254.
          Periodically, throughout 2007, the Bank purchased commercial paper issued by the conduit. As of December 28, 2007, the Bank did not hold any commercial paper of the conduit. Asset-backed commercial paper issued by the conduit totaled $882,685 as of December 28, 2007. The
          Bank also has a commitment to issue letters of credit in aggregate up to $400,000 in the event a credit enhancement is needed to maintain the conduit credit rating. Letters of Credit have been issued for
          $72,017 as of December 28, 2007. The conduit has purchased credit default protection to cover itself for potential losses on secured loans held by the conduit, up to the maximum payout of $15,000. The
          Bank is subject to potential losses only to the extent there are assets in the conduit. As of December 28, 2007, this VIE had assets of
          $878,283. As of the last reconsideration event, the Bank did not have a significant variable interest in this VIE. The Bank also serves the conduit as administrative agent for which it receives a fee. Fees received for these products and services totaled $4,310 and $306 during 2007 and 2006, respectively. The Bank's maximum exposure to loss as a result of its relationships is $1,215,915, which assumes the conduit is fully funded and the assets purchased and issued letters of credit suffer a total loss.

NOTE 12. Affiliated Party Transactions

The Bank enters into various transactions with the Parent and its affiliated companies in connection with its operations. The Bank's material affiliated party transactions (balances, income, or expense in excess of $10,000) have been grouped into General Services, Lending/Investing, Liquidity and Risk Management,
and Servicing Arrangements below:

GENERAL SERVICES

     .    The Bank's deposits are serviced by its affiliates, Merrill Lynch
          Money Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith
          Incorporated ("MLPF&S"). The Bank's expense for these services totaled $128,192, $132,601, and $135,168 in 2007, 2006, and 2005,
          respectively.

     .    MLPF&S places deposits in the Bank as agent for brokerage customers.
          MLPF&S typically overfunds customer deposits placed with the Bank, but some-times underfunds the deposits. The overfundings are a deposit of
          MLPF&S with the Bank, and the underfundings are a Bank receivable from
          MLPF&S. The Bank pays to, or receives from, MLPF&S interest on the deposit or receivable. MLPF&S' deposit with the Bank totaled $125,649 at December 28, 2007, and $255,734 at December 29, 2006. Interest paid to MLPF&S, net of interest received from MLPF&S, was $5,364, $3,918, and $2,935 during 2007, 2006, and 2005, respectively.

     .    The current portion of U.S. federal and state income taxes payable represents a liability to the Parent. The total liability amount is
          $209,868 and $209,511 at December 28, 2007 and December 29, 2006,
          respectively. Deferred income tax benefits will reduce the amounts payable to the Parent in future periods.

     .    The Bank serves as trustee for the Retirement Preservation Trust and
          Equity Index Trust collective trust funds. The Bank has agreements with affiliates to perform transfer agent and advisory services for the funds. Expenses for these services totaled $10,221, $13,599 and
          $20,184 in 2007, 2006, and 2005, respectively.

     .    The Bank's employees provide various management, processing and advisory services to certain affiliates. Income related to these services totaled $316,105, $340,522, and $254,145 in 2007, 2006, and
          2005, respectively, and is reported in servicing and other fees, net.

     .    The Bank receives various management, processing and advisory services from certain affiliates. Expense related to these services totaled
          $44,680, $38,021, and $15,389 in 2007, 2006, and 2005, respectively and is reported in service fees to Parent and affiliates.

LENDING/INVESTING

     .    The Bank issues delayed debit cards to customers of MLPF&S. The
          Bank funds draws as charges are made and receives payment once each month from the customer accounts. The Bank has an agreement in place whereby MLPF&S pays the

                                       40


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

          Bank one month LIBOR plus 100 basis points on the balance of advances.
          Interest income, included in interest income on loans, totaled
          $25,111, $23,278, and $15,948 for 2007, 2006, and 2005, respectively.

     .    Various affiliates place cash on deposit with the Bank. The Bank's expense for these deposits totaled $87,660, $32,993, and $3,141 in
          2007, 2006, and 2005, respectively.

     .    The Bank has agreements with affiliates, whereby the Bank originates and/or services loans on behalf of such affiliates. Fees earned under such agreements totaled approximately $2,780, $3,768, and $8,989 in
          2007, 2006, and 2005, respectively, and are included in servicing and other fees, net. Loans being serviced under such agreements, including master servicing, totaled approximately $3,732,000, $4,460,000, and
          $2,604,000 at December 28, 2007, December 29, 2006, and December 30,
          2005, respectively.

     .    During 2007, 2006, and 2005, the Bank, through its subsidiary Merrill
          Lynch Business Financial Services, Inc., participated $200,187,
          $297,944 and $505,608, respectively, of small business loans to affiliates. The Bank also services loans participated to the affiliates. The Bank received and recognized income for servicing the loans of $5,468, $6,554, and $8,828 in 2007, 2006, and 2005, respectively. The amounts are reported in servicing and other fees, net.

     .    The Bank received and recognized income of $389,766, $327,499, and
          $265,715 in fees from affiliated companies in 2007, 2006, and 2005, respectively. The fees are associated with the issuance of unsecured commercial lines of credit by the Bank. Such income is included in credit and banking fees.

     .    During 2006, MLBUSA purchased, at fair market value, $3,317,296 of securities from MLBT-FSB.

     .    During 2005, MLBUSA sold, at fair market value, $989,708 of securities to MLBT-FSB. The Bank recognized a loss on sale of these securities of
          $57.

LIQUIDITY AND RISK MANAGEMENT

     .    The Bank maintains a credit facility with its Parent in which the
          Parent provides a revolving credit loan in the principal amount of
          $250,000. However, the Parent, at its discretion, may extend additional term subordinated debt to the Bank such that the aggregate amount owed to the Parent may be greater than $250,000. At December
          28, 2007 and December 29, 2006, the balance on the revolving credit loan was $72,220 and $270,305, respectively, due upon demand. The revolving credit loan amounts are included in payable to Parent and affiliated companies. Subordinated debt outstanding as of December 28,
          2007 and December 29, 2006 was $500,000. Interest is charged on these borrowings based upon the Parent's prevailing cost of funds. Interest paid on these borrowings amounted to $40,073, $14,440, and $302 in
          2007, 2006, and 2005, respectively. The rate on the revolving credit loan averaged 5.4%, 5.6%, and 3.4% for 2007, 2006, and 2005, respectively.

     .    The Bank had open interest rate swap agreements with four affiliates,
          Merrill Lynch Capital Services, Merrill Lynch Capital Markets Bank,
          Merrill Lynch Mortgage Capital, and Merrill Lynch International, with notional amounts of approximately $1,140,034, $1,766,748, and
          $3,066,959 at December 28, 2007, December 29, 2006, and December 30,
          2005, respectively. Net interest expense generated from these swaps amounted to approximately $12,001, $3,503, and $6,424 for 2007, 2006, and 2005, respectively, and is included as an addition to interest expense on deposits or as an offset to interest income on assets, as applicable. At December 28, 2007 and December 29, 2006, there was a related net payable of $1,077 and $2,608, respectively.

     .    As part of its liquidity management process, MLBUSA purchases and sells federal funds ("Fed funds"). Some Fed funds purchases and sales transactions are with MLBT-FSB. Fed funds interest income received from MLBT-FSB was $9,061, $745, and $1,836 in 2007, 2006, and 2005,
          respectively. At December 28, 2007 and December 29, 2006, the Bank
          sold $0 and $1,888,000, respectively, in Fed funds to MLBT-FSB. Fed funds interest expense paid to MLBT-FSB was $12,356, $16,385, and
          $8,350 in 2007, 2006, and 2005, respectively. There were no Fed funds purchased from MLBT-FSB at December 28, 2007 and December 29, 2006.

                                       41


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

     .    As part of its investment and liquidity management process, MLBUSA, from time to time, will enter into an agreement to sell its securities and repurchase them at a later date for a specified price. These agreements, known as repurchase agreements, or repos, are a financing arrangement between the two parties. MLBUSA entered into such agreements from time to time with MLPF&S and Merrill Lynch Government
          Securities, Inc. ("MLGSI"). At December 28, 2007 and December 29,
          2006, MLBUSA's securities sold under agreements to repurchase with these affiliates were $2,422,082 and $4,074,833, respectively. For the years 2007, 2006, and 2005, interest expense paid to MLPF&S for the above was $130,419, $22,873, and $96,863, respectively.

     .    As part of its investment and liquidity management process, MLBUSA, from time to time, will enter into an agreement to purchase securities and sell them at a later date for a specified price. These agreements are known as reverse repurchase agreements, or reverse repos. MLBUSA entered into such agreements from time to time with various affiliates. At December 28, 2007 and December 29, 2006, MLBUSA's
          securities purchased under agreements to sell with these affiliates were $12,700,000 and $700,000, respectively. For the years 2007 and
          2006, interest revenue received from affiliates for the above was
          $150,217 and $21,141, respectively.

SERVICING ACTIVITIES

     .    Financial Data Services, Inc. ("FDS") was charged a service fee by
          MLPF&S for retirement mutual fund products processing costs in the amounts of $47,606, $44,078, and $39,627 in 2007, 2006, and 2005,
          respectively.

     .    Transfer service, registrar and fiscal agent fees of $13,225, $14,806 and $15,397 in 2007, 2006, and 2005, respectively, were earned from mutual and money market funds managed by an affiliate.

     .    FDS receives a data service expense allocation from MLPF&S which represents its share of computer time and service costs, which amounted to $20,698, $20,132, and $20,878 in 2007, 2006, and 2005,
          respectively. The expense allocation includes charges relating to systems application development and maintenance.

NOTE 13. Commitments, Contingencies, and Guarantees

COMMITMENTS

In the normal course of business, the Bank enters into a number of off-balance sheet commitments. These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheets.

CREDIT EXTENSION

The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing needs of its customers. The Bank considers commitments outstanding as of the day the commitment letter is issued.

                                       42


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

A summary of the Bank's unfunded commitments to extend credit follows:

                                     DECEMBER 28, 2007   DECEMBER 29, 2006
                                     -----------------   -----------------
CONSUMER
Securities-based                        $       284         $   124,885
Residential mortgages - 1-4 family           12,831                  --
Unsecured                                        --               8,735
Residential mortgages-home equity            27,512              28,609
                                        -----------         -----------
Total consumer                               40,627             162,229
COMMERCIAL
Asset-based                               2,646,508           4,963,435
Unsecured                                20,636,916          18,492,539
Commercial and industrial                 1,668,063           1,607,985
Securities-based                            447,383              44,070
Real estate                                 256,494             190,846
Secured                                   1,574,717           1,579,406
Hedge fund lending                           55,408             276,305
                                        -----------         -----------
Total commercial                         27,285,489          27,154,586
                                        -----------         -----------
Total                                   $27,326,116         $27,316,815
                                        ===========         ===========

Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes. In many instances, the borrower must meet specified conditions before the Bank is required to lend. The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.

States in which the amount of unfunded commitments was 5% or greater of total unfunded commitments as of December 28, 2007 and December 29, 2006 follow:

                                     DECEMBER 28, 2007   DECEMBER 29, 2006
                                     -----------------   -----------------
New York                                    13%                 16%
California                                   9                  11
Georgia                                      8                   5
Illinois                                     7                   7
Texas                                        6                   6
Michigan                                     5                   6

                                       43


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

At December 28, 2007 and December 29, 2006 industry groups in which the principal amount of unfunded commitments exceeded 5% of total loans receivable follow:

                                     DECEMBER 28, 2007   DECEMBER 29, 2006
                                     -----------------   -----------------
Finance and insurance                       27%                34%
Utilities                                   10                 11
Chemicals, plastics, and rubber              7                  4
Consumer products and services               7                  7
Automobile                                   5                  4

Unfunded commitments to extend credit have the following contractual remaining maturities at December 28, 2007:


                                                                EXPIRES IN
                                       -------------------------------------------------------------
                                                             AFTER 1          AFTER 3        AFTER
                                       1 YEAR OR LESS   THROUGH 3 YEARS   THROUGH 5 YEARS   5 YEARS
                                       --------------   ---------------   ---------------   --------
CONSUMER
Securities-based                         $      284        $       --       $        --     $     --
Residential mortgages - 1 - 4 family         12,831                --                --           --
Residential mortgages - home equity              --             2,030             8,418       17,064
                                         ----------        ----------       -----------     --------
Total consumer                               13,115             2,030             8,418       17,064
COMMERCIAL
Asset-based                               1,268,846           348,432           684,016      345,214
Unsecured                                 4,563,930         3,587,678        12,393,808       91,500
Commercial and industrial                 1,084,644           418,660            82,804       81,955
Securities-based                            438,193             3,411             5,502          277
Real estate                                  89,512            36,288            41,994       88,700
Secured                                     260,009           111,161         1,151,047       52,500
Hedge fund lending                           55,408                --                --           --
                                         ----------        ----------       -----------     --------
Total commercial                          7,760,542         4,505,630        14,359,171      660,146
Total                                    $7,773,657        $4,507,660       $14,367,589     $677,210
                                         ==========        ==========       ===========     ========


The Bank entered into a master repurchase agreement with the Parent and an affiliate, MLGSI, in which MLBUSA agrees to purchase securities issued or guaranteed by the United States of America or its agencies, and such other securities that are permissible under applicable bank regulations, and the seller agrees to repurchase the securities at a time specified at purchase (a repurchase agreement) up to a maximum of $5,000,000. As of December 28, 2007 and
December 29, 2006, no securities had been purchased pursuant to this agreement.

The Bank is also committed to fund charges resulting from MLPF&S customers'
use of delayed debit cards issued by the Bank. These advances can be drawn up to, and are collateralized by, either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S brokerage account.

For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments. Many of the commitments are collateralized, or would be collateralized upon funding, and most are expected to expire

                                       44


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

OPERATING LEASES

The Bank leases office space and equipment under operating leases with various expiration dates through 2018. Minimum lease payments as of December 28, 2007 follow:

             DECEMBER 28, 2007
             -----------------
2008              $ 1,872
2009                1,794
2010                1,776
2011                1,824
2012                1,886
Thereafter          5,027
                  -------
Total             $14,179
                  =======

Rental expense under operating leases, included in occupancy and related depreciation, approximated $2,215 in 2007, $1,909 in 2006, and $1,795 in 2005.

CONTINGENCIES

The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses. Amounts are accrued for the financial resolution of claims that have either been asserted or are deemed probable of assertion if, in the opinion of management, it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. In many cases, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until a case is close to resolution, in which case no accrual is made until that time. Accruals are subject to significant estimation by management with input from outside counsel. Due to inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminable damages, Bank management cannot predict what the eventual loss or range of loss related to such matters will be. The Bank continues to assess these cases and believes, based on information available to it, that resolution of these matters will not have a material adverse effect on the Bank's financial condition, but may be material to the Bank's operating results or cash flows for any particular period.

OTHER

MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for certain customers. The Bank's funding of its assets is dependent upon these deposits and the affiliate's ongoing relationships with its customers.

GUARANTEES

MLBUSA provides guarantees to counterparties in the form of standby letters of credit and liquidity asset purchase agreements. Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party the financial commitments or contractual obligations of the
Bank's customer. The liquidity asset purchase agreement is a commitment to purchase assets from certain ABCP conduits that are rated investment grade by a nationally recognized rating agency or secured loans.

These guarantees are summarized at December 28, 2007 below:

                                       45


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


TYPE OF GUARANTEE                    MAXIMUM PAYOUT/ NOTIONAL   CARRYING VALUE   VALUE OF COLLATERAL
----------------------------------   ------------------------   --------------   -------------------
Standby letters of credit                    $2,032,105            $(18,874)       $592,774 (1) (2)
Liquidity asset purchase agreement           $1,215,915            $ (1,669)       $878,283 (3) (4)


     (1)  Marketable securities delivered by customers to MLBUSA collateralize up to $592,774 of the standby letters of credit.

     (2)  In the event MLBUSA funds the standby letters of credit, the Bank has recourse via loan agreements to customers on whose behalf the Bank issued the standby letter of credit in the amount of $1,601,375.

     (3)  In the event MLBUSA purchases assets pursuant to this agreement, the
          Bank will receive undivided interests in secured loans previously acquired or financed by the conduit.

     (4)  The maximum payout/notional amount includes issued letters of credit in the amount of $72,017.

Expiration information for these contracts is as follow:


                                MAXIMUM          LESS 1       1-3         4-5     OVER 5
TYPE OF GUARANTEE           PAYOUT/NOTIONAL    YEAR THAN     YEARS       YEARS    YEARS
-------------------------   ---------------   ----------   --------   --------   -------
Standby letters of credit      $2,032,105     $  555,210   $702,514   $723,805   $50,576
Liquidity asset
   purchase agreement          $1,215,915     $1,143,898   $     --   $ 72,017   $    --


The standby letters of credit amounts above include two-party letters of credit issued by the Bank in conjunction with principal-protected mutual funds. The two-party letters of credit require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven to ten years is less than the amount originally invested. These funds are managed using algorithms which require holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event. The Bank's maximum potential exposure to loss with respect to the two-party letters of credit totals $430,730. Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss. As such, this measure significantly overstates the Bank's expected loss exposure at December 28, 2007.

The liquidity asset purchase agreement is a commitment to purchase asset backed loan receivables previously acquired or financed from the conduit. The conduit was formed in June 2006 to purchase assets and fund those purchases through the issuance of extendable commercial paper, callable notes and extendable notes.
The liquidity support would be called on by the conduit in the event a market disruption or other event make it difficult or impossible for the conduit to issue new notes to repay previously issued notes at their maturity. The Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $1,143,898. Such a loss assumes that the Bank suffers a total loss on all asset-backed loans and commitments issued by the conduit. As such, this measure significantly overstates the Bank's expected loss exposure at December 28, 2007.

Also related to this conduit, the Bank has committed to issue standby letters of credit. The letters of credit act as a credit enhancement to the conduit and will be issued in variable amounts up to $400,000 as necessary to maintain the conduit rating. The Bank's maximum exposure to loss with respect to issued letters of credit is $72,017. Such a loss assumes that the Bank suffers a total loss on issued letters of credit. As such, this measure significantly overstates the Bank's expected loss exposure at December 28, 2007.

During the fourth quarter of 2007 the Bank purchased the remaining assets of an
ABCP conduit formed in December 2005 to purchase securities or other financial assets and fund those purchases through the issuance of notes, including commercial paper. The Bank does not have any remaining exposure to this conduit as it is inactive. Although not legally terminated, the Bank does not anticipate using this conduit for off-balance-sheet financing in the future.

                                       46


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

As a result of a reconsideration event under FIN 46R in the fourth quarter of
2007, the Bank became the primary beneficiary for another conduit. As a result, the conduit was consolidated and the facility is not considered outstanding as of December 28, 2007.

In connection with certain asset sales and securitization transactions, MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines. If the underlying assets do not conform to the specifications, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss. To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition of the assets. The Bank believes that the potential for loss under these arrangements is remote. Accordingly, no liability is recorded in the consolidated financial statements.

NOTE 14. Capital Requirements

MLBUSA is subject to various regulatory capital requirements administered by
U.S. federal and state banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements. Under the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets and certain off-balance sheet items as calculated under regulatory guidelines.
MLBUSA's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets, as defined by the regulation. Management believes, as of
December 28, 2007 and December 29, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 28, 2007, MLBUSA's capital ratios meet or exceed the minimum
"well capitalized" levels for the total risk-based, Tier 1 risk-based, and Tier
1 leverage ratios as set forth in the following table:


                                                                  MINIMUM FOR CAPITAL     MINIMUM TO BE
                                            ACTUAL                 ADEQUACY PURPOSES     WELL CAPITALIZED
                                          ---------------------------------------------------------------
                                            AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                          ----------   ------   ----------   ------   ----------   ------
DECEMBER 28, 2007
Total capital (Tier 1 + Tier 2) to
   risk-weighted assets                   $7,367,944   12.18%   $4,839,770     8.0%   $6,049,713    10.0%
Tier 1 capital to risk-weighted assets    $6,511,001   10.76%   $2,419,885     4.0%   $3,629,828     6.0%
Tier 1 capital to average assets          $6,511,001    8.50%   $3,063,059     4.0%   $3,828,824     5.0%

DECEMBER 29, 2006
Total capital (Tier 1 + Tier 2) to
   risk-weighted assets                   $6,429,208   10.75%   $4,785,309     8.0%   $5,981,636    10.0%
Tier 1 capital to risk-weighted assets    $5,524,426    9.24%   $2,392,654     4.0%   $3,588,981     6.0%
Tier 1 capital to adjusted total assets   $5,524,426    8.92%   $2,477,784     4.0%   $3,097,230     5.0%


NOTE 15. CASH AND DIVIDEND RESTRICTIONS

                                       47


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

CASH

Federal Reserve Board regulations require reserve balances on certain deposits to be maintained with the Federal Reserve Bank. The average required reserve was
$118,933 and $173,479 in 2007 and 2006, respectively.

DIVIDENDS

The Bank is chartered under the laws of the State of Utah and its deposits are insured by the FDIC. Under Utah State law, the Bank may not pay a dividend out of net profits until it has (1) provided for all expenses, losses, interest, and taxes accrued or due from the Bank and (2) transferred to a surplus fund 10% of its net profits before dividends for the period covered by the dividend, until the surplus reaches 100% of its capital stock. For purposes of these Utah State dividend limitations, the Bank's capital stock is $1,000 and its capital surplus exceeds 100% of capital stock.

Under FDIC regulations, the Bank may not pay any dividend if, following the payment of the dividend, the Bank would be "undercapitalized," as defined under the Federal Deposit Insurance Act and applicable regulations.

The Bank complied with the aforementioned dividend restrictions for the years ended December 28, 2007, December 29, 2006, and December 30, 2005. The Bank
declared $1,002,286, $1,874,000 and $490,000 in dividends during 2007, 2006, and
2005, respectively.

NOTE 16. Employee Benefit Plans

The Bank provides retirement benefits to its employees under defined contribution plans sponsored by the Parent, consisting of the Retirement
Accumulation Plan, the Employee Stock Ownership Plan, and the 401(k) Savings and
Investment Plan. These plans cover substantially all employees who have met age and service requirements.

Employee retirement expense allocated to the Bank, and reported, was approximately $(16,113), $3,681, and $6,173 for the years ended December 28,
2007, December 29, 2006, and December 30, 2005, respectively. The 2007 amount includes a correction in the amount of $25,194 related to the employee retirement expense previously expensed in 2006. Without the prior period correction, 2007 employee retirement expense allocated to the Bank would have amounted to $9,081.

The Bank participates in the Parent`s Long-Term Incentive Compensation Plans,
which include, among other plans, a nonqualified stock option ("options")
program for certain employees. Under this program, options granted in 1996 through 2000 generally are exercisable over five years; options granted in 2001 and 2002 became exercisable after six months; and options granted in 2003 through 2005 generally become exercisable over four years. No options were granted in 2006 or 2007. The exercise price of these options is generally equal to 100% of the fair value of a share of the Parent's stock on the date of grant.
These options expire ten years after their grant date.

NOTE 17. Derivatives

MLBUSA uses derivative instruments to manage its interest rate, credit and foreign exchange risk positions. The types of derivative instruments used and the Bank's accounting for those instruments are discussed in Note 1. Fair values of derivatives are included in trading assets, derivative assets, and derivative liabilities in the consolidated balance sheets.

For the years ended December 28, 2007, December 29, 2006, and December 30, 2005,
the amount of fair value hedge ineffectiveness included in the Bank's interest income was a pre-tax gain (loss) of $722, $(2,097), and $(67), respectively.

The Bank has established bilateral collateral agreements with its major derivative dealer counterparties that provide for exchange of marketable securities or cash to collateralize either party's future payment of obligations pursuant to derivative contracts. As of December 28, 2007 and December 29, 2006, the Bank had received from counterparties net cash totaling $207,190 and
$159,570, respectively, to collateralize their future payment obligations with the Bank.

MLBUSA's derivative positions at December 28, 2007 and December 29, 2006 follow:

                                       48


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                       DECEMBER 28, 2007          DECEMBER 29, 2006
                                                   ------------------------   ------------------------
                                                                  ESTIMATED                  ESTIMATED
                                                     NOTIONAL    FAIR VALUE     NOTIONAL    FAIR VALUE
                                                   -----------   ----------   -----------   ----------
Interest rate swaps
   Bank receives fixed/pays floating               $13,505,946   $ 272,190    $16,625,550    $131,731
   Bank receives floating/pays fixed                11,299,148    (205,871)    12,772,498     171,689
   Bank receives CPI-indices linked/pays floating      366,910       8,103        281,105      (1,671)
Interest rate futures                               18,912,000       5,321      1,427,000        (119)
Interest rate options                                  476,174       1,711        384,430       1,309
Credit default swaps                                 8,728,016     218,364      6,170,762     (51,928)
Principal protection guarantees                        437,242       2,217        448,688       5,321
Equity linked                                          366,910      (9,120)       260,507         349
Total return swaps/credit link note                    437,242       2,046        448,688         181
Foreign exchange forward contracts                   1,043,932       2,316      4,304,023     (41,339)
To-be-announced security forward contracts                  --          --         40,000         127
Mortgage Purchase Commitment                                --          --        479,250      (2,263)
                                                   -----------   ---------    -----------    --------
Total                                              $55,573,520   $ 297,277    $43,642,501    $213,387
                                                   ===========   =========    ===========    ========
Weighted average receivable interest rate                 4.68%                      5.32%
Weighted average payable interest rate                   (3.43%)                    (4.94%)


NOTE 18. Fair Value of Financial Instruments

                                       49


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

The carrying and estimated fair value amounts of the Bank's financial instruments are summarized below:


                                                            DECEMBER 28, 2007         DECEMBER 29, 2006
                                                        ------------------------  ------------------------
                                                         CARRYING      ESTIMATED    CARRYING    ESTIMATED
                                                          AMOUNT      FAIR VALUE     AMOUNT     FAIR VALUE
                                                        -----------  -----------  -----------  -----------
ASSETS
Cash and due from banks and cash equivalents            $12,973,209  $12,973,209  $ 3,218,349  $ 3,218,349
Trading assets                                              934,140      934,140    1,760,324    1,760,324
Securities                                               24,973,661   24,973,661   23,288,311   23,288,311
Loans and leases held for sale                            2,008,802    2,008,807    2,293,305    2,300,480
Loans and leases receivable, net                         21,428,319   21,194,474   24,246,983   24,246,279
Accrued interest receivable                                 178,531      178,531      217,500      217,500
Investment in Federal Home Loan Bank                        372,500      320,848      121,602      100,230
Receivable from Parent and affiliated companies              51,421       51,421       36,827       36,827
Net deferred income taxes                                 1,510,964    1,510,964      305,772      305,772
Cash delivered to collateralize derivative obligations        8,480        8,480           --           --
Derivative assets                                           164,590      164,590      101,336      101,336

LIABILITIES
Money market deposit accounts                           $54,032,239  $54,032,239  $52,946,206  $52,946,206
Time deposits                                             2,323,072    2,326,085    1,856,373    1,864,833
Federal funds purchased and securities sold under
   agreements to repurchase                               5,757,071    5,757,071    4,778,833    4,778,833
Advances from Federal Home Loan Bank                      8,700,000    8,696,947           --           --
Payable to Parent and affiliated companies                  138,257      138,257      292,938      292,938
Current income taxes payable                                209,868      209,868      209,511      209,511
Subordinated debt                                           500,000      471,000      500,000      503,000
Derivative liabilities                                       68,544       68,544       50,108       50,108


Cash equivalents, trading assets, securities, accrued interest receivable, receivable from Parent and affiliated companies, income tax receivable, cash delivered to collateralize derivative obligations, and derivative assets are carried at amounts that approximate fair value. Fair values for the Bank's securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The Bank's estimate of fair value for loans and leases held for sale and loans and leases receivable is determined based on loan characteristics. For certain homogeneous categories of loans, including residential mortgages and home equity loans, fair value is estimated using market price quotations or previously executed transactions for securities backed by similar loans, adjusted for credit risk and other individual loan characteristics. Valuation for certain commercial loans is based on present value of changes in the market, credit and interest rate spreads for loans of similar makeup and tenor if made today compared with the market credit and interest spreads at the time the loan was originated. For all other loans, carrying value approximates fair value. The fair value of the Federal Home Loan
Bank stock was estimated considering the present value of expected dividends over the possible five-year waiting period for redemption of the stock at par value.

Money market deposit accounts, federal funds purchased and securities sold under agreements to repurchase, short-term advances from Federal Home Loan Bank, payable to Parent and affiliated companies, income tax payable and derivative liabilities are carried at amounts which approximate fair value. Fair values for fixed-rate time deposits and long-term advances from the Federal Home Loan Bank are estimated using a present value estimate that applies current market interest rates on certificates and advances compared to the original interest rates and considering the expected monthly maturities of these time deposits and advances. The fair value of

                                       50


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

subordinated debt was estimated using the present value estimate based on the difference between the current and original market interest rates.

Fair values for certain exchange-traded derivatives, principally futures and certain options, are based on quoted market prices. Fair values for OTC derivative financial instruments, principally forwards, options, and swaps, represent amounts estimated to be received from or paid to a third party in settlement of these instruments. These derivatives are valued using pricing models based on the net present value of estimated future cash flows and directly observed prices from exchange-traded derivatives, other OTC trades, or external pricing services.

NOTE 19. Fair Value Measurements

The Bank's financial instruments reported in the financial statements at fair value are categorized into a three level hierarchy based on the nature of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities
(Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the fair value of the financial instrument fall within different levels of the hierarchy, the category level to which the financial instrument is assigned is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, and most
U.S. Government and agency securities).

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following: (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds because these instruments trade infrequently); (c) pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives such as interest rate and currency swaps); (d) pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (an example includes certain mortgage loans).

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability (for example, private equity investments and certain collateral-dependent loans).

ASSETS AND LIABILITIES WITH FAIR VALUE MEASURED ON A RECURRING BASIS

The following table presents MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a recurring basis.

                                       51


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                      FAIR VALUE MEASUREMENTS ON A RECURRING BASIS
                                                  -----------------------------------------------------
                                                                    DECEMBER 28, 2007
                                                  -----------------------------------------------------
                                                                                  NETTING
                                                  LEVEL 1    LEVEL 2    LEVEL 3   ADJ (1)      TOTAL
                                                  -------  -----------  -------  ---------  -----------
ASSETS:
Trading assets (EXCLUDES DERIVATIVE CONTRACTS
   DESIGNATED AS TRADING)                          $   --  $   925,275  $    --  $      --  $   925,275
Derivative assets (INCLUDES DERIVATIVE CONTRACTS
   DESIGNATED AS TRADING)                           5,321      387,778       --   (219,616)     173,483
Securities                                          9,911   22,550,923       --         --   22,560,834
Loans and leases held for sale                         --      625,132    4,428         --      629,560
Other assets                                           --           --   18,223         --       18,223
LIABILITIES:
Securities sold under agreements to repurchase         --      689,687       --         --      689,687
Derivative liabilities (INCLUDES DERIVATIVE
   CONTRACTS DESIGNATED AS TRADING)                    --       86,797       --    (12,248)      74,549


(1)  Represents cash collateral and the impact of netting across the levels of the fair value hierarchy.

The following table provides a summary of changes in fair value of the Bank's
Level 3 assets and liabilities as well as the portion of gains or losses included in income attributable to unrealized gains or losses relating to those assets and liabilities still held at December 28, 2007. As inputs can fall into multiple levels of the priority hierarchy, and as the category is based on the lowest priority of inputs used to determine fair value, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, gains and losses for such assets and liabilities categorized within the Level 3 table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Further, the following table does not consider the effect of derivatives included in Level 1 and 2 that economically hedge certain exposures to the Level 3 positions.


                                                                             LEVEL 3 ASSETS AND LIABILITIES
                                                                             ------------------------------
                                                                                    DECEMBER 28, 2007
                                                                             ------------------------------
                                                                                LOANS HELD
                                                                                 FOR SALE    OTHER ASSETS
                                                                                ----------   ------------
ASSETS:
Balance, beginning of year                                                       $  6,632      $ 22,600
   Total gains or (losses)
      Included in losses on sale of loans                                         (16,807)           --
      Included in equity and partnership interests                                     --         9,047
      Included in discontinued operations                                              --            --
   Purchases, issuances and settlements                                            (4,323)      (13,424)
   Transfers in (out)                                                              18,926            --
                                                                                 --------      --------
Balance, end of year                                                             $  4,428      $ 18,223
                                                                                 ========      ========
Unrealized gains included in income attributable to those assets still held      $  4,635      $  9,047
                                                                                 ========      ========


ASSETS AND LIABILITIES WITH FAIR VALUE MEASURED ON A NON-RECURRING BASIS

The following table presents MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a non-recurring basis and includes gains or losses recorded in the consolidated statement of earnings for the year ended
December 28, 2007.

                                       52


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

Loans held for sale are accounted for on a LOCOM basis, and the fair value of the assets is less than the book value. The losses were calculated by models incorporating significant observable market data, such as pricing of default swap protection, pricing of listed bonds, loss ratios for consumer loans and actual trades viewed in the market for similar loans.

Other liabilities include amounts recorded for loan commitments at lower of cost or fair value where the funded loan will be held for sale. The losses were calculated by models incorporating significant observable market data, such as pricing of default swap protection, pricing of listed bonds and actual trades viewed in the market for similar loans.

                                FAIR VALUE MEASUREMENTS ON A NON-RECURRING BASIS
                                ------------------------------------------------
                                                DECEMBER 28, 2007
                                ------------------------------------------------
                                    LEVEL 1    LEVEL 2   LEVEL 3     TOTAL
                                    -------  ----------  -------  ----------
ASSETS:
Loans and leases held for sale        $--    $1,177,494    $421   $1,177,915
LIABILITIES:
Other Liabilities                      --       103,157      --      103,157

                                         LOSSES

                               FOR THE YEAR ENDED
                                    DECEMBER 28, 2007
                                   ------------------
ASSETS:
Loans and leases held for sale          $(91,145)
LIABILITIES:
Other Liabilities                        (53,752)

NOTE 20. Fair Value Option

SFAS No. 159 provides MLBUSA with a fair value option election that allows the
Bank to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. If the fair value option is elected, changes in fair value are recognized in the current period earnings.
SFAS No. 159 permits the fair value option election on an instrument by instrument basis, or a pooled or grouped basis, at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument (such as upon acquisition). Interest income is recognized on loans or securities for which the fair value option has been selected based upon the contractual principal amount, the stated interest rate, and the number of days in the period.

The following table presents a summary of financial assets and financial liabilities for which the fair value option was elected on December 30, 2006 and the cumulative-effect adjustment to retained earnings recorded in connection with the initial adoption of SFAS No. 159.

                                       53


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                              CARRYING        TRANSITION        CARRYING
                                                           VALUE PRIOR TO   ADJUSTMENTS TO    VALUE AFTER
                                                              ADOPTION     RETAINED EARNINGS    ADOPTION
                                                           --------------  -----------------  -----------
                                                                              GAIN/(LOSS)
                                                                           -----------------
ASSETS:
Investment securities                                        $  406,373        $(11,367)      $  406,373
Loans and leases held for sale                                1,332,535           1,980        1,334,515
                                                                               --------
Pre-tax cumulative-effect of adoption                                            (9,387)
   Deferred taxes                                                                 3,659
                                                                               --------
   Cumulative effect of adoption of the fair value option                      $ (5,728)
                                                                               ========


The Bank adopted the fair value option for certain securities in its strategic risk portfolio to provide for more efficient accounting and administration of the securities and related hedges. As these securities were previously accounted for as available-for-sale securities, the carrying value prior to adoption was fair value with the variance from the cost basis of the assets (the unrealized net loss) reported in accumulated other comprehensive income, a component of capital. Upon adoption of SFAS No. 159 for these securities, the amount previously included in accumulated other comprehensive income was included in beginning retained earnings and the carrying value after adoption remained unchanged at the fair value of the securities. As required by SFAS No. 159, available-for-sale securities for which fair value option is elected, the securities are reclassed as trading securities.

The Bank adopted the fair value option for the automobile loan portfolio as it is risk managed on a fair value basis.

During the second quarter of 2007, the Bank elected fair value accounting for securities sold under agreements to repurchase with MLPF&S, an affiliate.
The election of the fair value option provides for more efficient accounting and administration for securities sold under agreements to repurchase with
MLPF&S. The fair value of securities sold under agreements to repurchase with MLPF&S was $689,687 at December 28, 2007.

During the fourth quarter of 2007, the Bank elected fair value option accounting for subordinated notes payable to third parties included in the Bank's consolidated balance sheet as the result of becoming the primary beneficiary of a conduit holding generally highly rated mortgage-backed debt securities. The fair value option election provides for better presentation of the principal amount of debt that will be repaid by the conduit to the note holder. There was no change in the value of notes payable subsequent to electing fair value option accounting.

The following table provides information about where changes in fair values of assets or liabilities for which the fair value option has been elected are included in earnings for the year ended December 28, 2007.

             CHANGES IN FAIR VALUE FOR ITEMS MEASURED AT FAIR VALUE
                        PURSUANT TO THE FAIR VALUE OPTION


                                                    GAINS (LOSSES)
                                                   ON SALE OF LOANS  OTHER INCOME
                                                   ----------------  ------------
ASSETS:
   Loans and leases held for sale (1)                   $74,763         $--
LIABILITIES:
   Securities sold under agreements to repurchase            --          35
   Other borrowings                                          --          --


(1)  The decrease in fair value of loans held for sale for which the fair value option was elected that was attributable to changes in borrower-specific credit risk, determined by reviewing the change in individual loan impairment and the change in credit spreads for securities backed by similar loans, for the year ended December 28, 2007, was $23,878.

The following table presents the difference between fair values and the aggregate contractual principal amounts of the assets and liabilities for which the fair value option has been elected.

                                       54


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005


                                                     FAIR VALUE AT       CONTRACTUAL
                                                   DECEMBER 28, 2007  PRINCIPAL AMOUNT  DIFFERENCE
                                                   -----------------  ----------------  ----------
ASSETS:
   Loans and leases held for sale (1)                   $629,560          $788,591       $(159,031)
LIABILITIES:
   Securities sold under agreements to repurchase        689,687           689,652              35
   Other borrowings                                           --           268,700        (268,700)


(1)  The fair value of loans for which the fair value option was elected that are greater than 90 days past due, all on non-accrual, as of December 28,
     2007 was $4,428. The difference between the fair value and unpaid principal balance of loans greater than 90 days past due or on nonaccrual is $11,362 as of December 28, 2007.

NOTE 21. Discontinued operations

On December 24, 2007, Merrill Lynch announced the sale of the Merrill Lynch
Capital ("MLC") business. The sale generally included the stock of MLBFS, and
MLC's corporate finance, equipment finance, franchise, commercial real estate, and energy and health care finance units. This transaction closed on February 4,
2008. The operating results for MLC disposal group are reported as discontinued
operations for all periods presented in the MLBUSA consolidated statement of earnings. The assets and liabilities of the discontinued disposal group are presented in the table below:


                                              DECEMBER 28, 2007  DECEMBER 29, 2006
                                              -----------------  -----------------
ASSETS:
   Cash                                          $       318        $    14,313
   Loans and leases held for sale                 12,685,773            427,382
   Loans and leases receivable                            --         10,925,382
   Allowance for loan and lease losses                    --           (150,483)
                                                 -----------        -----------
   Loans and leases receivable, net                       --         10,774,899
   Accrued interest receivable                        89,254             63,928
   Property and equipment                             44,509             17,641
   Other Assets                                      159,860             84,675
                                                 -----------        -----------
Total Assets of discontinued operations          $12,979,714        $11,382,838
                                                 ===========        ===========
LIABILITIES:
   Current income taxes payable                  $    34,626        $    20,388
   Other Liabilities                                 416,826            474,016
                                                 -----------        -----------
Total Liabilities of discontinued operations     $   451,452        $   494,404
                                                 ===========        ===========


As of December 28, 2007, the Bank transferred $12,265,989 of MLC loans from loans and leases held for investment to loans and leases held for sale (as presented in the table above), resulting in a charge to the allowance for loan and lease losses in the amount of $210,036 to state the loans at LOCOM.

The Bank realized a loss of approximately $25,000 on that portion of assets sold effective February 4, 2008. The loss was reflected as a LOCOM adjustment to loans held for sale as of December 28, 2007 and is included in discontinued
operations in the consolidated

                                       55


CONSOLIDATED FINANCIAL STATEMENTS                                         [LOGO]
Merrill Lynch Bank USA (A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 28, 2007, December 29, 2006 and December 30, 2005

statement of earnings. The Bank has retained approximately $313,000 in loan assets that were not transferred and the Bank is actively marketing these loans for sale.

Certain financial information included in the statement of earnings as discontinued operations is shown below:


                                                                           FOR YEARS ENDED
                                                   ---------------------------------------------------------
                                                   DECEMBER 28, 2007   DECEMBER 29, 2006   DECEMBER 30, 2005
                                                   -----------------   -----------------   -----------------
Net interest income after provision for loan and
   lease losses                                         $624,443            $489,726            $356,860
Noninterest income                                        67,665             135,531              89,777
Noninterest expenses                                     151,539             183,874             131,727
EARNINGS FROM DISCONTINUED OPERATIONS BEFORE
   INCOME TAXES                                         $540,569            $441,383            $314,910
                                                        ========            ========            ========


NOTE 22. Internal Reorganizations

Effective July 2007, MLBUSA transferred 100% of its ownership interest in ML
Private Finance, L.L.C. ("MLPF") as a dividend to ML Group in the amount of
$2,288.

In July 2006, Merrill Lynch Trust Company, FSB ("MLTC-FSB"), an affiliate of the
Bank, received approval from the Office of Thrift Supervision ("OTS") to become a full-service thrift institution as part of an internal reorganization of certain banking businesses of the Parent. The internal reorganization provides the Parent with a more efficient platform to deliver banking products and services to clients and a more effective avenue for future growth.

As part of the reorganization that occurred on August 5, 2006, Merrill Lynch
Bank & Trust Co. ("MLB&T"), an existing FDIC-insured depository institution affiliate of MLBUSA, was merged with MLTC-FSB, and MLTC-FSB was renamed Merrill Lynch Bank & Trust Co., FSB ("MLBT-FSB"). The new entity is regulated by the OTS and its deposits are insured by the FDIC.

Also as part of the internal reorganization, MLBUSA received all common shares of FDS, a wholly owned indirect subsidiary of the Parent principally serving as transfer agent, subaccountant, registrar, and fiscal agent for mutual funds and money market deposit accounts, as a capital contribution. MLBUSA accounted for the receipt of FDS' ownership interest in accordance with SFAS No. 141, BUSINESS
COMBINATIONS, Appendix D, in a manner similar to a pooling of interests. Pooling of interests accounting prescribes that the consolidated financial statements be restated so that the business received is reflected in the consolidated financial statements as if it had been transferred as of the beginning of the reported upon periods, or December 27, 2003. The pooling of interests resulting from the addition of FDS to the MLBUSA consolidated entity is an increase of
$2,213 to the Bank's total stockholder's equity on December 27, 2003. Certain taxes paid by FDS on behalf of its previously owned subsidiary were recharacterized as distributions of capital as a result of the internal reorganization. The distributions of capital for the periods ending December 29,
2006 and December 30, 2005 were $49,766 and $79,030, respectively.

In addition, as part of the reorganization, on August 5, 2006, MLBUSA contributed all common shares of Merrill Lynch Credit Corporation ("MLCC"), a subsidiary serving primarily as a mortgage banker, and Merrill Lynch Community
Development Company, LLC ("MLCDC"), a subsidiary serving primarily to make or purchase loans and investments to low and moderate income borrowers, to Merrill
Lynch Mortgage and Investment Corporation ("MLMIC") in exchange for a 14.6 percent equity ownership interest in MLMIC, accounted for under the equity method of accounting. MLBUSA recorded its equity interest in MLMIC in an amount equal to MLBUSA's recorded investments in the transferred entities. As MLBUSA has retained a significant ongoing involvement in these entities, the assets and operating results of MLCC and MLCDC are included in MLBUSA's assets and operating results until August 5, 2006, the date MLBUSA transferred its ownership interests in the entities to MLMIC.

                                       56


MANAGEMENT'S REPORT ON INTERNAL CONTROLS AND COMPLIANCE                   [LOGO]

                                                          MERRILL LYNCH BANK USA

                                                          Administrative Offices
                                                    15 W. South Temple, Ste. 300
                                                      Salt Lake City, Utah 84101
                                                                  (801) 526-8300
                                                                  (800) 635-5281
                                                             Fax: (801) 521-6466
                                                             Fax: (801) 363-8611

February 29, 2008

To the Federal Deposit Insurance Corporation, Utah Department of Financial
Institutions and Audit Committee of Merrill Lynch Bank USA:

FINANCIAL STATEMENTS

The management of Merrill Lynch Bank USA (the "Bank") is responsible for the preparation, integrity and fair presentation of its published financial statements and all other information presented in this annual report. The
Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on informed judgments and estimates made by management.

INTERNAL CONTROL

Management is responsible for establishing and maintaining effective internal control over financial reporting for financial presentations in conformity with both accounting principles generally accepted in the United States of America and the Federal Financial Institutions Examination Council INSTRUCTIONS FOR
CONSOLIDATED REPORTS OF CONDITION AND INCOME (the "Call Report Instructions").
The system of internal controls contains monitoring mechanisms, and actions are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

Management assessed the institution's internal control over financial reporting, for financial presentations in conformity with both accounting principles generally accepted in the United States of America and Call Report Instructions,
as of December 28, 2007. This assessment was made using the criteria for effective internal control over financial reporting, described in INTERNAL
CONTROL - INTEGRATED FRAMEWORK issued by the Committee of Sponsoring
Organizations of the Treadway Commission. The assessment did not include an entity consolidated with the Bank pursuant to FASB Interpretation Number 46(R),
CONSOLIDATED VARIABLE INTEREST ENTITIES, effective October 26, 2007 (see Note 11 of the consolidated financial statements). Based on this assessment, management believes that the Bank maintained effective internal control over financial reporting for financial presentation presented in conformity with both accounting principles generally accepted in the United States of America and
Call Report Instructions, as of December 28, 2007.

COMPLIANCE WITH LAWS AND REGULATIONS

Management is also responsible for ensuring compliance with the federal laws and regulations concerning loans to insiders and the federal and state laws and regulations concerning dividend restrictions, both of which are designated by the Federal Deposit Insurance Corporation ("FDIC") as safety and soundness laws and regulations.

Management assessed its compliance with the designated safety and soundness laws and regulations for the year ended December 28, 2007 and has maintained records of its determinations and assessments as required by the FDIC. Based on this assessment, management believes that the Bank has complied, in all material respects, with the designated safety and soundness laws and regulations for the year ended December 28, 2007.

/s/ Preston L. Jackson                             /s/ Steven S. Scott
-------------------------------------              -----------------------------
PRESTON L. JACKSON                                 STEVEN S. SCOTT
PRESIDENT AND CHIEF EXECUTIVE OFFICER              CHIEF FINANCIAL OFFICER
Merrill Lynch Bank USA                             Merrill Lynch Bank USA

                                       57


Independent Accountants' Report                                          [LOGO]

To the Board of Directors and Stockholder of Merrill Lynch Bank USA:

We have examined management's assertion, included in the accompanying
"Management's Report," that Merrill Lynch Bank USA (the "Bank") maintained effective internal control over financial reporting presented in conformity with both accounting principles generally accepted in the United States of America and the Federal Financial Institutions Examination Council INSTRUCTIONS FOR
CONSOLIDATED REPORTS OF CONDITION AND INCOME (the "Call Report Instructions") as
of December 28, 2007, based on the criteria established in INTERNAL CONTROL -
INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the
Treadway Commission (the "COSO Report"). Management's assertion excluded an entity consolidated with the Bank effective October 26, 2007 pursuant to FASB
Interpretation Number 46(R), CONSOLIDATED VARIABLE ENTITIES. Management is
responsible for maintaining effective internal control over financial reporting.
Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and,
accordingly, included obtaining an understanding of internal control over financial reporting, testing and evaluating the design and operating effectiveness of the internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that Merrill Lynch Bank USA maintained effective internal control over financial reporting presented in conformity with both accounting principles generally accepted in the United States of America and the Call Report Instructions as of December 28, 2007, is fairly stated, in all material respects, based on the criteria established in the COSO Report.

We have not examined and, accordingly, we do not express an opinion or any form of assurance on management's statement referring to compliance with laws and regulations.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
February 29, 2008

                                                                       MEMBER OF
                                                        DELOITTE TOUCHE TOHMATSU